                                                                     Exhibit 4.3


                        EDWARDS LIFESCIENCES CORPORATION

                       401(k) SAVINGS AND INVESTMENT PLAN


                            (Effective April 1, 2000)

                        EDWARDS LIFESCIENCES CORPORATION

                       401(k) SAVINGS AND INVESTMENT PLAN



                                TABLE OF CONTENTS



                                    ARTICLE I

                                  INTRODUCTION


1.1.       The Plan.........................................................................................1
1.2.       Effective Date...................................................................................1
1.3.       Plan Objectives..................................................................................1
1.4.       Supplements and Appendices.......................................................................1


                                       ARTICLE II

                                       DEFINITIONS
2.1.       "Accounting Date"................................................................................2
2.2.       "Accounts" or "Account Balances".................................................................2
2.3.       "Actual Deferral Percentage".....................................................................2
2.4.       "Administrative Committee".......................................................................3
2.5.       "Base Pay".......................................................................................3
2.6.       "Baxter Common Stock"............................................................................3
2.7.       "Beneficiary" or "Beneficiaries".................................................................3
2.8.       "Board of Directors".............................................................................3
2.9.       "Code"...........................................................................................3
2.10.      "Commonly Controlled Entity".....................................................................3
2.11.      "Company"........................................................................................3
2.12.      "Company Common Stock"...........................................................................3
2.13.      "Compensation"...................................................................................3
2.14.      "Disability".....................................................................................7
2.15.      "Effective Date".................................................................................7
2.16.      "Eligible Employee"..............................................................................7
2.17.      "Employee".......................................................................................8
2.18.      "Employer".......................................................................................8
2.19.      "Employment Date"................................................................................8
2.20.      "Entry Date".....................................................................................8
2.21.      "ERISA"..........................................................................................8
2.22.      "Forfeiture".....................................................................................8
2.23.      "Highly Compensated Employee"....................................................................8
2.24.      "Hour of Service"................................................................................9
2.25.      "Investment Committee"..........................................................................10
2.26.      "Investment Manager"............................................................................11
2.27.      "Matching Contribution Percentage"..............................................................11
2.28.      "Maternity/Paternity Absence"...................................................................11
2.29.      "Normal Retirement Date"........................................................................12
2.30.      "One-Year Break In Service".....................................................................12

                                      -i-
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

2.31.      "Participant"...................................................................................12
2.32.      "Plan"..........................................................................................12
2.33.      "Plan Year".....................................................................................12
2.34.      "Prior Plan"....................................................................................12
2.35.      "Prior Plan Participant"........................................................................12
2.36.      "Spouse"........................................................................................12
2.37.      "Termination of Employment".....................................................................12
2.38.      "Trust".........................................................................................13
2.39.      "Trust Agreement"...............................................................................13
2.40.      "Trust Fund"....................................................................................13
2.41.      "Trustee".......................................................................................13
2.42.      "Year of Vesting Service" or "Vesting Service"..................................................13


                                       ARTICLE III

                                      PARTICIPATION

3.1.       Participation...................................................................................13
3.2.       Cessation of Participation......................................................................14
3.3.       Reemployment....................................................................................14
3.4.       Transfer of Employment..........................................................................14
3.5.       Reemployment of Veterans........................................................................14


                                       ARTICLE IV

                                      CONTRIBUTIONS

4.1.       Contributions...................................................................................16
4.2.       Certification of Employer Contributions.........................................................17
4.3.       Contribution Limitations........................................................................17
4.4.       Annual Addition.................................................................................18


                                        ARTICLE V

                   PARTICIPANT CONTRIBUTIONS/CONTRIBUTION LIMITATIONS

5.1.       Pay Deferral Contributions......................................................................19
5.2.       Change in Rate of Pay Deferral Contributions/Reemployment.......................................19
5.3.       Annual Limitations on Pay Deferral Contributions................................................19
5.4.       General Limitations on Pay Deferral Contributions...............................................19
5.5.       Nondiscrimination Rules Applicable to Pay Deferral and Matching Contributions...................20
5.6.       Rollover Contributions..........................................................................24


                                       ARTICLE VI

                             INVESTMENTS AND PLAN ACCOUNTING

6.1.       Participant Account Balance.....................................................................25
6.2.       Investment of Accounts..........................................................................26
6.3.       Investment Funds................................................................................26
6.4.       Investment Elections............................................................................27
6.5.       Information Provided Under ERISA Section 404(c).................................................30
6.6.       Investment Fund Accounting......................................................................32
6.7.       Expenses........................................................................................33
6.8.       Accounting Dates................................................................................33

                                      -ii-
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

6.9.       Crediting Employer Contributions................................................................33
6.10.      Crediting Pay Deferral Contributions............................................................34
6.11.      Adjustment of Account Balances..................................................................34


                                       ARTICLE VII

                            DISTRIBUTION OF ACCOUNT BALANCES

7.1.       Retirement, Disability or Death.................................................................35
7.2.       Resignation or Dismissal........................................................................35
7.3.       Special Vesting Rules Upon Sale of Business.....................................................35
7.4.       Forfeitures.....................................................................................36
7.5.       Benefit Commencement Date.......................................................................36
7.6.       Methods of Benefit Payment......................................................................39
7.7.       Direct Rollovers................................................................................41
7.8.       Married Participants - Waiver of Annuity Forms of Payment.......................................42
7.9.       Maximum Installment Period......................................................................43
7.10.      Minimum Rate of Installment Payments............................................................44
7.11.      Surviving Spouse or Designated Beneficiaries....................................................45
7.12.      Missing Beneficiaries of Deceased or Missing Participants.......................................45
7.13.      Incapacitated Participants or Beneficiaries.....................................................46
7.14.      Reemployment after Distributions Commence.......................................................46
7.15.      Erroneous Payments..............................................................................46
7.16.      Finality of Distributions.......................................................................46


                                      ARTICLE VIII

                                  WITHDRAWALS AND LOANS

8.1.       Withdrawals.....................................................................................47
8.2.       Loans to Participants...........................................................................50
8.3.       No Representation Regarding Tax Effect of Withdrawals or Loans..................................54


                                       ARTICLE IX

                                     PLAN COMMITTEES

9.1.       Membership of Administrative and Investment Committees..........................................54
9.2.       Administrative Committee Powers and Duties......................................................55
9.3.       Investment Committee Powers and Duties..........................................................56
9.4.       Conflicts of Interest...........................................................................57
9.5.       Compensation; Reimbursement.....................................................................57
9.6.       Standard of Care................................................................................57
9.7.       Action by Committees............................................................................58
9.8.       Resignation or Removal of Committee Member......................................................58
9.9.       Uniform Application of Rules by Administrative Committee........................................58
9.10.      Claims Procedure................................................................................58
9.11.      Investments in Company Common Stock.............................................................59


                                        ARTICLE X

                          AMENDMENT, TERMINATION OR PLAN MERGER

10.1.      Amendment.......................................................................................60
10.2.      Plan Termination................................................................................60

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

10.3.      Continuation by a Successor or Purchaser........................................................60
10.4.      Plan Merger or Consolidation....................................................................61
10.5.      Notice to Participants of Amendments, Terminations or Plan Mergers..............................61
10.6.      Vesting and Distribution on Termination.........................................................61


                                       ARTICLE XI

                                   GENERAL PROVISIONS

11.1.      No Employment Guarantee.........................................................................61
11.2.      Nonalienation of Plan Benefits..................................................................62
11.3.      Action by an Employer...........................................................................62
11.4.      Applicable Law..................................................................................62
11.5.      Participant Litigation..........................................................................62
11.6.      Participant and Beneficiary Duties..............................................................63
11.7.      Individual Account Statements...................................................................63
11.8.      Gender and Number...............................................................................63
11.9.      Adequacy of Evidence............................................................................63
11.10.     Notice to Participants and Beneficiaries........................................................63
11.11.     Waiver of Notice................................................................................63
11.12.     Successors......................................................................................63
11.13.     Severability....................................................................................63
11.14.     Nonreversion....................................................................................63
11.15.     Qualification of Plan and Trust.................................................................64
11.16.     Certain Indemnification.........................................................................64
11.17.     Voice Response Unit Deemed Written Consent......................................................64


                                       ARTICLE XII

                                 SPECIAL TOP-HEAVY RULES

12.1.      Application.....................................................................................65
12.2.      Special Terms...................................................................................65
12.3.      Vested Percentage...............................................................................68
12.4.      Minimum Contribution............................................................................68
12.5.      Termination of Top-Heavy Status.................................................................68


                                      ARTICLE XIII

                            ADOPTION AND WITHDRAWAL FROM PLAN

13.1.      Procedure for Adoption..........................................................................68
13.2.      Procedure for Withdrawal........................................................................69
13.3.      Adoption of Plan by Unrelated Employers.........................................................69




                                      -iv-
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                        EDWARDS LIFESCIENCES CORPORATION

                       401(k) SAVINGS AND INVESTMENT PLAN



                                   ARTICLE I
                                   ---------

                                  INTRODUCTION


         1.1. The Plan. Effective as of the close of business on March 31, 2000,
              --------
Baxter International Inc. ("Baxter") spun-off its cardiovascular group business to Baxter shareholders through a distribution of all of the shares of Edwards Lifesciences Corporation ("Edwards") (the "Spin-Off"). In connection with the Spin-Off, Edwards has adopted this Plan (the "Edwards Savings Plan") for the benefit of certain employees. As soon as practicable after March 31, 2000, Baxter will cause the Trustee of the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the "IIP") to transfer assets from the IIP trust fund to the Trustee of this Plan with respect to the accounts of Edwards employees. The Edwards Savings Plan is intended to qualify as a profit sharing plan within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with a qualified cash or deferred arrangement described in section 401(k) of the Code, as its related trust is intended to be tax-exempt under section 501(a) of the Code.

         1.2. Effective Date. This Plan is effective as of April 1, 2000.
              --------------

         1.3. Plan Objectives. The Plan is a profit sharing plan maintained by
              ---------------
the Company to stimulate interest, initiative and increased efficiency among Participants, to encourage Participants to set aside funds for retirement, to share with Participants the economic benefits produced by their efforts and to assist in providing Participants with retirement benefits.

         1.4. Supplements and Appendices. Supplements and appendices to the Plan
              --------------------------
may be adopted, attached to and incorporated in the Plan at any time. The provisions of any such supplements and appendices shall have the same effect that such provisions would have if they were included within the basic text of the Plan. Supplements and appendices will specify the persons affected and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements and appendices.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS


         The following terms, whenever used in the following capitalized form, shall have the meaning set forth below unless the context clearly indicates otherwise, or unless modified by a supplement or appendix attached hereto:

         2.1. "Accounting Date" means each day of the Plan Year that the New York Stock Exchange is open for trading.

         2.2. "Accounts" or "Account Balances" refer to all of the accounts described in Section 6.1 which are maintained on behalf of a Participant.

         2.3. "Actual Deferral Percentage" means a percentage calculated for purposes of Section 5.5(a) for (i) the group of Participants who are Highly Compensated Employees or (ii) the group of all other Participants, as follows:

         (a) For the group of Participants (including any Eligible Employee who is eligible with respect to a Plan Year to make Pay Deferral Contributions but chooses not to do so) who are Highly Compensated Employees for a Plan Year, the Actual Deferral Percentage (referred to herein as the "HCE Actual Deferral Percentage") for the Plan Year shall be the average of the following percentages (calculated separately for each member of the group): Pay Deferral Contributions on behalf of the group member for the Plan Year, divided by his Compensation for the Plan Year.

         (b) For the group of all other Participants (including any Eligible Employee who is not a Highly Compensated Employee for a Plan Year and who is eligible with respect to the Plan Year to make Pay Deferral Contributions but chooses not to do so), the Actual Deferral Percentage (referred to herein as the "NHCE Actual Deferral Percentage") for the Plan Year shall be the average of the following percentages (calculated separately for each member of the group): Pay Deferral Contributions on behalf of the group member for the Plan Year, divided by his Compensation for the Plan Year. The NHCE Actual Deferral Percentage shall be determined without regard to whether an Employee is a non-Highly Compensated Employee for the current Plan Year.

The deferral percentages for individuals and the Actual Deferral Percentage for each specified group shall be calculated to the nearest one-hundredth of one percent. To the extent necessary to satisfy the nondiscrimination tests in
Section 5.5(a) in a particular Plan Year, and to the extent permitted by law, the Administrative Committee may elect to add to the numerator of the Actual Deferral Percentage fraction (i) any portion of additional nonelective contributions made by any Employer that may be treated as a "qualified nonelective contribution" under Code Section 401(k) or (ii) any portion of that Plan Year's Matching Contributions that may be treated as a "qualified matching contribution" under Code Section 401(k). Salary reduction contributions made by a Participant under any other tax-qualified defined contribution plan maintained by the

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Participant's Employer or any Commonly Controlled Entity of such Employer shall be included in computing his deferral percentage to the extent the Company elects to aggregate such other defined contribution plan with the Plan for purposes of the nondiscrimination test of Section 5.5(a) or the coverage test of Code Section 410(b).

         2.4. "Administrative Committee" means the committee which is responsible for administering the Plan in accordance with ARTICLE IX.

         2.5. "Base Pay" means regular straight-time earnings plus commissions and payments in lieu of regular earnings (such as vacation, sick pay and holiday pay). In the case of a part-time hourly employee, such employee's base pay shall be determined by multiplying such employee's hourly rate of pay by the number of regularly scheduled hours of work for such employee.

         2.6. "Baxter Common Stock" means common stock of Baxter International Inc.

         2.7. "Beneficiary" or "Beneficiaries" means the persons, trusts or estates validly designated by a Participant or the Plan pursuant to Section 7.11 to receive any benefits payable on behalf of such Participant after his death.

         2.8. "Board of Directors" means the Board of Directors of the Company.

         2.9. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.10. "Commonly Controlled Entity" means any corporation, trade or business that, together with the Company, is a member of a controlled group of corporations as defined in Section 414(b) of the Code, is under common control as defined in Section 414(c) of the Code, is a member of an affiliated service group as defined in Section 414(m) of the Code or is required to be aggregated pursuant to Section 414(o) of the Code; provided, however, that solely for purposes of Section 4.3, the standard of control under Sections 414(b) and 414(c) of the Code shall be deemed to be "more than 50%" rather than "at least 80%."

         2.11. "Company" means Edwards Lifesciences Corporation.

         2.12. "Company Common Stock" means common stock of Edwards Lifesciences Corporation.

         2.13. "Compensation" means the amount determined with respect to a Participant in accordance with the following alternative definitions:

         (a)      Compensation Generally. Except as required by subsection (b),
                  ----------------------
                  (c) or (d) below, for each Participant, "Compensation" means the amounts paid by the Employers during the Plan Year to such Participant for services as an Employee which is included in such Compensation under the rules set forth in subparagraph
                  (a)(i) below other than such Compensation which is excluded under the rules set forth in subparagraph (a)(ii) below.

(i) Included Pay. For purposes of this Section 2.13(a), a Participant's Compensation shall include:

         (A) All earnings as an employee which are required to be reported as taxable income on Form W-2, including:

                  1. bonuses, including incentive bonuses under the Edwards Incentive Plan, the Edwards Performance Bonus Plan and any other bonus plans approved by the Company or its delegate as constituting Compensation hereunder, payments in lieu of salary increases, and bonuses paid to sales representatives if included in the compensation plan;

                  2.       call in pay;

                  3.       commission pay;

                  4.       double time pay;

                  5.       draws toward commissions;

                  6.       funeral pay;

                  7.       holiday pay;

                  8.       jury duty pay;

                  9.       lead pay;

                  10.      mileage pay for long haul truckers;

                  11.      military pay;

                  12.      overtime pay;

                  13.      paid absences;

                  14.      retroactive pay;

                  15.      salary or other regular pay;

                  16.      shift differentials;

                  17.      sick pay or other short-term disability pay;

                  18.      straight time pay; and

                  19.      vacation pay.

         (B) The amount of any salary reduction or cash or deferred contributions made by such Participant for the calendar year which coincides with the Plan Year under this Plan and under any other plan maintained by the Employers which satisfies the requirements of Code Section 125 or Code Section 401(k).

(ii)     Excluded Pay. For purposes of this subsection (a), a Participant's
         ------------
         Compensation shall exclude:

         (A) Amounts constituting imputed income arising from an Employer's moving expense reimbursement policies, an Employer's life insurance plans or an Employer's other fringe benefit plans;

         (B) Amounts paid to replace benefits not provided under this Plan or any other tax-qualified plan due to the contribution or benefit limitations or the nondiscrimination restrictions of the Code; and

         (C)      The following amounts paid, accrued or imputed:

                  1.       attendance awards;

                  2.       automobile allowances;

                  3.       business expense reimbursements;

                  4.       cash prizes or awards;

                  5.       Christmas gifts;

                  6.       contest pay;

                  7.       deferred compensation, including deferred bonuses;

                  8.       discretionary awards;

                  9.       employee referral awards;

                  10.      executive perquisite allowances;

                  11.      hiring bonuses;

                  12.      income from sale of stock;

                  13.      income from the exercise of stock options;

                  14. interest earnings on deferred compensation, including deferred bonuses;

                  15.      invention fees and awards;

                  16.      long term disability pay;

                  17.      mortgage differential payments;

                  18.      noncash prizes or awards;

                  19.      pay for unused sick time;

                  20.      performance shares;

                  21.      promotional awards;

                  22.      relocation expense reimbursements;

                  23.      restricted stock rights;

                  24.      retention bonuses;

                  25.      severance pay;

                  26.      stock appreciation rights;

                  27.      tax equalization payments to expatriates;

                  28.      technical achievement awards;

                  29.      travel allowances;

                  30.      tuition reimbursements; and

                  31.      workers' compensation benefits.

(b)      Compensation of Commissioned Sales Representatives. Except as provided
         --------------------------------------------------
         in subsections (c) and (d) below, the definition of Compensation set forth in subsection (a) shall apply with respect to a Participant who is a commissioned sales representative not reimbursed for expenses, except that only 85% of the amounts included in Compensation shall be recognized.

(c)      Compensation For Discrimination Tests. For purposes of the definition
         -------------------------------------
         of "Highly Compensated Employee" contained in Section 2.23 and for purposes of the nondiscrimination limitations of Section 5.5, the "Compensation" of a Participant means the amounts paid by the Employers during the Plan Year to such Participant for personal services as an Employee which are required to be reported as taxable income on Form W-2 and the amount described in subparagraph (a)(i)(B) above.

(d)      Compensation For Contribution and Benefit Limitations. For purposes of
         -----------------------------------------------------
         Sections 4.3, 4.4, and 12.2(g), "Compensation" of a Plan Participant shall have the same meaning as under subsection (c) above, except that the Compensation of a Participant shall include all amounts paid to such Participant by a Commonly

         Controlled Entity of his Employer which is not itself an Employer hereunder which would constitute Compensation for purposes of this subsection (d) if such Commonly Controlled Entity were an Employer.

(e)      Maximum Amount of Compensation. The amount of a Participant's
         ------------------------------
         Compensation that may be taken into account for any purpose of the Plan, including the alternative definitions of "Compensation" described in (a), (b), (c) and (d) above and the Top-Heavy provisions of ARTICLE XII, shall not exceed (i) for the initial Plan Year $170,000 and (ii) for each subsequent Plan Year, the amount prescribed by Section 401(a)(17) of the Code (as adjusted for increases in the cost-of-living pursuant to Section 401(a)(17)(B) of the Code).

In computing the Compensation of a Participant for all Plan purposes, Compensation paid in currency other than United States dollars shall be converted to United States dollars at the rate of exchange used at that time by his Employer for such purpose. Compensation paid to a Participant before he commences participation in the Plan, and Compensation paid to a Participant after he ceases to receive credit for Hours of Service under the Plan, will not be recognized under the Plan, except where required by applicable law or where the Plan specifically indicates to the contrary.

         2.14. "Disability" means a mental or physical condition which renders a Participant eligible for and in actual receipt of a disability benefit under the federal Social Security Act.

         2.15. "Effective Date" means April 1, 2000.

         2.16. "Eligible Employee" means an Employee on the payroll of an Employer incorporated in the United States whose Compensation constitutes wages from employment within the meaning of Sections 3121(a) and (b) of the Federal Insurance Contribution Act on and after the effective date of the adoption of the Plan by the Employer, but excluding:

         (a) An Employee who is a member of a group of Employees represented by a collective bargaining representative, with respect to which the Plan has not been extended by a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of Employees of which he is a member after good faith bargaining on the subject of employee benefits;

         (b) An Employee who is otherwise excluded from all of the groups of Employees to whom the Plan is extended by the Employers;

         (c) A leased employee who is considered an Employee under Section 2.17; and

         (d) Any other individual who performs services for an Employer pursuant to an agreement (written or oral) that classifies such individual as an independent contractor or as an employee of another entity, or that otherwise contains a waiver of participation in this Plan, regardless of such individual's employment status under common law

         2.17. "Employee" means any person who is a common law employee of an Employer or a Commonly Controlled Entity of an Employer and who is in active employment or on an approved leave of absence. Notwithstanding the foregoing, the following rules shall apply in determining a person's status as an Employee:

         (a)      Leased Employees. An individual who is considered a "leased
                  ----------------
                  employee" of an Employer under the provisions of Code Section 414(n)(2) shall be considered an Employee, but not an Eligible Employee, for all purposes of the Plan; provided, however, that such individual shall not be considered an Employee if the leasing organization that employs him covers such individual with a plan providing benefits at least as generous as those described in Code Section 414(n)(5).

         (b)      United States Citizenship. Individuals employed by an Employer
                  -------------------------
                  who generally satisfy the requirements of this Section need not be United States citizens to be Employees; provided, however, that individuals who are not United States citizens and who are employed at an Employer's facility in the United States or one of its possessions solely on the understanding that such United States employment is temporary for purposes of training or familiarization with such facility or with such Employer's operations or practices shall not be considered to be Employees; and

         (c)      Certain Citizens Employed Abroad. Ordinarily an individual
                  --------------------------------
                  must be employed by an Employer and must be employed at one or more of its facilities in the United States or possessions of the United States to be considered an Employee. A United States citizen employed by an Employer at one of its facilities outside of the United States and its possessions may become an Employee if he satisfies the other requirements of this Section and if the applicable requirements of Sections 401(a) and 404A of the Code and Section 406 or 407 of the Code are satisfied with respect to such Employee.

         2.18. "Employer" means the Company or any Commonly Controlled Entity of the Company on and after the Effective Date of its adoption of the Plan in accordance with Section 13.1. "Employer" shall also mean any organization that is not a Commonly Controlled Entity of the Company if such organization adopts the Plan in accordance with Section 13.3.

         2.19. "Employment Date" means the day a person first earns an Hour of Service, or, in the case of an Employee who incurs a Termination of Employment prior to becoming a Participant and who is not reemployed within one year of such Termination of Employment, the first day on which the Employee earns an Hour of Service upon his rehire as an Employee.

         2.20. "Entry Date" means the first day of each calendar month.

         2.21. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.22. "Forfeiture" means the portion of a Participant's Accounts which is forfeited pursuant to Section 7.4.

         2.23. "Highly Compensated Employee" for a Plan Year means an Employee who:

         (a) is a 5%-owner (as defined in Section 416(i)(1) of the Code) of an Employer at any time during the Plan Year or the preceding Plan Year; or

         (b) is paid Compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with Section 414(q)(1)(B)(ii) of the Code) from an Employer for the preceding Plan Year. If the Administrative Committee so elects for a Plan Year, the Employees taken into account under this paragraph (b) shall be limited to those Employees who were members of the "top-paid group" for the preceding Plan Year. For purposes of the foregoing, an Employee is in the top-paid group for any year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of compensation paid during such year. Such an election shall be included in the written minutes of the Administrative Committee.

The Plan is intended to satisfy the qualification requirements of the Code, including the coverage and nondiscrimination provisions of Code Sections 410(b) and 401(a)(4). If the Administrative Committee determines this Plan would violate such restrictions, then the Administrative Committee is authorized to construe the Plan in a manner necessary to avoid discrimination in favor of Highly Compensated Employees, if the express provisions of the Plan permit such interpretation.

         2.24.    "Hour of Service" means:

         (a)      Duty Hours. Each hour for which an Employee is directly or
                  ----------
                  indirectly paid or entitled to payment by an Employer for the performance of duties.

         (b)      Non-Duty Hours (Paid). Each hour for which an Employee is
                  ---------------------
                  directly or indirectly paid or entitled to payment by an Employer for reasons (such as vacation, holidays, sickness, short-term disability, long-term disability, medical leave, family medical leave, severance pay or jury duty) other than the performance of duties. For purposes of crediting paid non-duty Hours of Service, up to 501 Hours of Service shall be credited under this subsection (b) (with such 501 limit reduced by one Hour of Service for each Hour of Service credited under subsection (c)) to an Employee in a computation period on account of any single continuous period during which the Employee performs no duties, provided, however, that if such continuous period extends into the next computation period, up to 501 additional Hours of Service shall be credited in such computation period, and further provided that no Hours of Service shall be credited under this subsection
                  (b) for any period of time after the Employee's Termination of Employment.

         (c)      Non-Duty Hours (Unpaid). Each hour for which an Employee is
                  -----------------------
                  not paid due to medical leave, family medical leave or layoff. Up to a total of 501 Hours of Service shall be credited under this subsection (c) (with such 501 limit reduced by one Hour of Service for each Hour of Service credited under subsection
                  (b)) to an Employee in a computation period on account of any single continuous period during which the Employee performs no duties, provided, however, that if such continuous period extends into the next computation period, up to 501 additional Hours of Service shall be credited in such computation period, and further provided that no Hours of Service shall be credited under this subsection (c) for any period of time after the Employee's Termination of Employment.

         (d)      Back-Pay Hours. Each hour for which no credit has been given
                  --------------
                  under subsections (a), (b) or (c) above, but for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.

         (e)      Military Service Hours. To the extent not taken into account
                  ----------------------
                  under another subsection of this Section, each hour of the normally scheduled work week during a period when the Employee is absent from employment with an Employer for voluntary or involuntary military service with the armed forces of the United States, provided that such Employee returns to work within 90 days after his discharge date or within such longer period of time as may be prescribed by the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA").

         (f)      Worker's Compensation. No Hours of Service will be credited if
                  ---------------------
                  payment is made solely to comply with applicable worker's compensation or disability insurance laws.

         (g)      Intermittent Family Leave. An Employee shall be credited with
                  -------------------------
                  45 Hours of Service for each week in which he is on Intermittent Family Leave. Subsections (b) and (c) shall not apply to such Employees. An Employee who is a part-time or temporary Employee on Intermittent Family Leave will be credited with his regularly scheduled hours on the days during which he is on Intermittent Family Leave. "Intermittent Family Leave" has the meaning given in the Employer's policies and procedures manual for an Employee who periodically needs time off for the treatment and care of himself or family members due to conditions which require ongoing medical treatment but which do not require the Employee to take an extended leave of absence to provide or obtain such care.

The number of Hours of Service to be credited to Employees shall be calculated based on 45 hours for each week for which the Employee would be entitled to at least one Hour of Service. In the case of a payment which is made or due on account of a period during which an Employee performs no duties and which results in the crediting of Hours of Service under subsection (b), (c) or (e) above, or in the case of an award or agreement for back pay made with respect to a period described in subsection (d) above, the number of Hours of Service to be credited shall be in accordance with the provisions of the Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, U.S. Department of Labor, 29 C.F.R. Section 2530.200b-2(b) which are hereby incorporated by reference. Such rules and regulations shall apply to subsection (c) above as if absences described in such Section were paid absences. Hours of Service shall be credited to a Plan year in accordance with the provisions of subsection (c) of the above-cited Department of Labor Regulations. Hours required to be credited for more than one reason under this Section which pertain to the same period of time shall be credited only once.

         2.25. "Investment Committee" means the committee which is responsible for directing the investment of the Trust Fund in accordance with ARTICLE IX.

         2.26. "Investment Manager" means any bank, trust company, firm or institution appointed by the Investment Committee to invest part or all of the Trust Fund in accordance with ARTICLE VI.

         2.27. "Matching Contribution Percentage" means a percentage calculated for purposes of Section 5.5(b) for (i) the group of Participants who are Highly Compensated Employees or (ii) the group of all other Participants, as follows:

         (a) For the group of Participants (including an Eligible Employee who is eligible with respect to a Plan Year to receive an allocation of Matching Contributions, but who fails to do so solely on account of the Employee's failure to elect to make Pay Deferral Contributions during the Plan Year) who are Highly Compensated Employees for a Plan Year, the Matching Contribution Percentage (referred to herein as the "HCE Matching Contribution Percentage") for the Plan Year shall be the average of the following percentages (calculated separately for each member of the group): Matching Contributions on behalf of the group member for the Plan Year, divided by his Compensation for the Plan Year.

         (b) For the group of all other Participants (including any Eligible Employee who is not a Highly Compensated Employee for a Plan Year and who fails to receive an allocation of Matching Contributions solely on account of the Employee's failure to elect to make Pay Deferral Contributions during the Plan
                  Year), the Matching Contribution Percentage (referred to herein as the "NHCE Matching Contribution Percentage") for the Plan Year shall be the average of the following percentages (calculated separately for each member of the group): Matching Contributions on behalf of the group member for the prior Plan Year, divided by his Compensation for the prior Plan Year. The NHCE Matching Contribution Percentage shall be determined without regard to whether an Employee is a non-Highly Compensated Employee for the current Plan Year.

The Matching Contribution Percentages for individuals and the Matching Contribution Percentage for each specified group shall be calculated to the nearest one-hundredth of one percent. Matching Contributions made on behalf of a Participant under any other tax-qualified defined contribution plan maintained by the Participant's Employer or any Commonly Controlled Entity of such Employer shall be included in computing his Matching Contribution Percentage to the extent the Company elects to aggregate such other defined contribution plan with the Plan for purposes of the nondiscrimination test of Section 5.5(b) or the coverage test of Code Section 410(b).

         2.28. "Maternity/Paternity Absence" means a paid or unpaid absence from employment (including an unapproved leave of absence) with an Employer or a Commonly Controlled Entity of an Employer (a) by reason of the pregnancy of the Employee; (b) by reason of the birth of a child of the Employee; (c) by reason of the placement of a child under age 18 in connection with the adoption of the child by the Employee (including a trial period prior to adoption); and (d) for purposes of caring for a child immediately following birth or adoption. The Employee must prove to the satisfaction of the Administrative Committee that the absence meets the above requirements and must supply information concerning the length of the absence unless the Administrative Committee has access to relevant information without the Employee submitting it.

         2.29. "Normal Retirement Date" means the date on which a Participant attains age 65.

         2.30. "One-Year Break In Service" means a Plan Year in which an Employee has fewer than 501 Hours of Service; provided, however, that an Employee shall not have a One-Year Break In Service for any Plan Year if he is an Employee on the last day of the Plan Year. In addition, an Employee who is absent from work due to a Maternity/Paternity Absence or due to an unpaid leave of absence for which credit is required pursuant to the Family Medical Leave Act of 1993, as amended, to be given for purposes of avoiding a break in service shall be treated as having completed certain Hours of Service for a limited period. The Employee will be treated as completing either (i) the number of Hours of Service that normally would have been credited but for the absence (i.e., 45 Hours of Service per week) or (ii) if the normal work hours are unknown, eight Hours of Service for each normal workday during the leave, to a maximum per Plan Year of 501 Hours of Service. The Hours of Service required to be credited under this subsection must be credited only to prevent a One-Year Break in Service in the Plan Year in which the absence begins for one of the permitted reasons or, if crediting in such year is not necessary to prevent a One-Year Break in Service in the Plan Year, in the following Plan Year.

         2.31. "Participant" means an Eligible Employee who elects to make Pay Deferral Contributions under the Plan pursuant to Section 5.1, or if earlier, receives a Profit Sharing Contribution pursuant to Section 4.1(c) or elects to make a Rollover Contribution to the Plan pursuant to Section 5.6.

         2.32. "Plan" means the Edwards Lifesciences Corporation 401(k) Investment and Savings Plan.

         2.33. "Plan Year" means the twelve consecutive month period beginning January 1 and ending December 31; provided, however, that the first Plan Year shall be the period beginning on the Effective Date and ending on December 31.

         2.34. "Prior Plan" means the Baxter International Inc. and Subsidiaries Incentive Investment Plan, as in effect immediately prior to the Effective Date.

         2.35. "Prior Plan Participant" means an individual who was a participant in the Prior Plan immediately prior to the Effective Date and who became an Eligible Employee on the Effective Date.

         2.36. "Spouse" means the person who is or was married to the Participant within the meaning of the laws of the State in which the Participant lives, and, for purposes of determining who is entitled to the survivor annuity under a Joint and Survivor Annuity, the person who as of the date a Participant's annuity payments begin is alive and married to the Participant within the meaning of the laws of the State in which the Participant lives.

         2.37. "Termination of Employment" occurs when a person ceases to be an Employee and ceases to be on the payroll of an Employer or a Commonly Controlled Entity of an Employer. Transfer of employment from an Employer to another Employer or Commonly

Controlled Entity or from one Commonly Controlled Entity to another Commonly Controlled Entity or to an Employer, shall not constitute a Termination of Employment for purposes of the Plan. Notwithstanding the foregoing, an individual who has ceased to be an Employee but who remains for a limited period of time on the payroll of an Employer or a Commonly Controlled Entity of an Employer solely for administrative purposes shall incur a Termination of Employment on the date he ceases to be an Employee.

         2.38. "Trust" means the legal entity resulting from the Trust Agreement between the Company and the Trustee, pursuant to which assets of the Plan are received, held, invested and distributed to or for the benefit of Participants, Spouses and Beneficiaries.

         2.39. "Trust Agreement" means the agreement between the Company and the Trustee establishing the Trust, as amended.

         2.40. "Trust Fund" means all assets held by the Trustee, Investment Managers and insurance institutions in accordance with the Trust Agreement and the Plan.

         2.41. "Trustee" means any individual(s) or corporation(s) designated in the Trust Agreement to execute the duties of the Trustee as set forth in the Trust Agreement.

         2.42. "Year of Vesting Service" or "Vesting Service" means the period credited to an Employee for purposes of determining the extent to which the Employee is vested in his Employer Matching Account under the vesting schedule set forth in Section 7.2. Under the Plan, an Employee is credited with a Year of Vesting Service if the Employee completes at least 1,000 Hours of Service during any Plan Year. An Employee's period of service with a corporation that becomes a Commonly Controlled Entity of an Employer shall be taken into account for purposes of this Section if the Employee is employed on the date the corporation becomes a Commonly Controlled Entity. Credit shall be given at the rate of 45 Hours of Service for each week during such period (but not to exceed 1,000 Hours of Service for any twelve month period). If an Employee is credited with at least one Year of Vesting Service, he shall never lose such service regardless of when he returns to employment as an Employee. Notwithstanding the foregoing, an individual (i) who immediately prior to the Effective Date was employed by Baxter or a Commonly Controlled Entity of Baxter and (ii) who becomes an Eligible Employee on the Effective Date shall be credited with the number of Years of Vesting Services such individual earned while employed with Baxter or a Commonly Controlled Entity of Baxter.



                                  ARTICLE III
                                  -----------

                                  PARTICIPATION


         3.1. Participation. Each Prior Plan Participant shall become a
              -------------
Participant on the Effective Date. Each other Eligible Employee may become a Participant in the Plan on the Entry Date coincident with or immediately following the one-month anniversary of his employment with an Employer.

         3.2. Cessation of Participation. A Participant shall cease to be a
              --------------------------
Participant on the later of the date on which such Participant ceases to be an Eligible Employee or the date on which the Participant's Accounts are distributed for his benefit in accordance with the Plan.

         3.3. Reemployment. An Eligible Employee who was a Participant or was
              ------------
eligible to participate prior to his Termination of Employment and is reemployed as an Eligible Employee shall be eligible to recommence participation in the Plan on the first Entry Date following the date of his reemployment.

         3.4. Transfer of Employment. In the event an Employee transfers from
              ----------------------
employment with an Employer to employment with a division or unit of the Company or a Commonly Controlled Entity of the Company that has not adopted the Plan in accordance with Section 13.1, the Employee's period of employment with such non-participating division, unit or Commonly Controlled Entity shall be treated as employment with a participating Employer solely for purposes of (i) determining the Participant's Years of Vesting Service and (ii) determining when the Participant has incurred a Termination of Employment entitling the Participant to a distribution pursuant to ARTICLE VII.

         3.5. Reemployment of Veterans. The provisions of this Section shall
              ------------------------
apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Employee's completion of a period of qualified military service (as defined in Code Section 414(u)(5)). The provisions of this Section are intended to provide such Employees with the rights required by USERRA and Section 414(u) of the Code, and shall be interpreted in accordance with such intent.

         (a)      Make Up of Pay Deferral Contributions. Such Employee shall
                  -------------------------------------
                  have the right to make contributions under the Plan ("Make Up Deferrals"), in addition to any Pay Deferral Contributions which the Employee elects to have made under the Plan pursuant to Section 5.1. From time to time while employed by an Employer, such Employee may elect to make such Make Up Deferrals during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

                  (i) the end of the period equal to the product of three and such Employee's period of qualified military service, and

                  (ii) the fifth anniversary of the date of such reemployment.

                  Such Employee shall not be permitted to contribute Make Up Deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Pay Deferral Contributions if the Employee had continued in employment with his Employer during such period of qualified military service. Such Employee shall be deemed to have earned "Compensation" from his Employer during such period of qualified military service for this purpose in the amount prescribed by Code Sections 414(u)(2)(B) and 414(u)(7) ("Qualified Military Service"). The manner in which an Eligible Employee may elect to make up deferrals pursuant to this subsection (a) shall be prescribed by the Administrative Committee.

         (b)      Make Up of Employer Matching Contributions. An Eligible
                  ------------------------------------------
                  Employee who makes Make Up Deferrals as described in subsection (a) shall be entitled to an allocation of matching contributions ("Make Up Matching Contributions") in an amount equal to the amount of Employer Matching Contributions which would have been allocated to the Account of such Eligible Employee under the Plan if such Make Up Deferrals had been made in the form of Pay Deferral Contributions during the period of such Employee's qualified military service (as determined pursuant to Code Section 414(u)). The amounts necessary to make such allocation of Make Up Matching Contributions shall be derived from Forfeitures not yet applied towards Employer Matching Contributions for the Plan Year in which the Make Up Deferrals are made, and if such Forfeitures are not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

         (c)      Profit Sharing Contributions. Such Employee shall be entitled
                  ----------------------------
                  to share in allocations of Profit Sharing Contributions with respect to such period of Qualified Military Service as an Eligible Employee. Such Employee shall be deemed to have earned "Compensation" from his or her Employer during such period of Qualified Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code.

         (d)      Inapplicability of Limitations. Any contributions made by an
                  ------------------------------
                  Eligible Employee or an Employer pursuant to this Section on account of a period of qualified military service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.3, 5.3 and 5.4 of the Plan (relating to Sections 402(g), 404 and 415 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 5.5 of the Plan (relating to Sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section.

                                   ARTICLE IV
                                   ----------

                                  CONTRIBUTIONS


         4.1. Contributions. Each Plan Year each Employer shall contribute to
              -------------
the Trust the following amounts:

         (a) Pay Deferral Contributions made in accordance with Section 5.1 for such Plan Year by its Employees who are Participants.

         (b) Matching Contributions in an amount equal to (i) 100% of the aggregate amount of each such Participant's Pay Deferral Contributions made in accordance with Section 5.1 for such Plan Year, up to the first 3% of such Participant's annual Compensation and (ii) 50% of the aggregate amount of each such Participant's Pay Deferral Contributions made in accordance with Section 5.1 for such Plan Year on the next 2% of such Participant's annual Compensation.

         (c) In the case of each Participant who is an hourly manufacturing employee, Discretionary Profit Sharing Contributions, paid quarterly, in an amount targeted at 3% (which may be more or less than 3%) of each such Participant's annual Base Pay based on the achievement of certain performance measures to be established by the Administrative Committee in its discretion.

         (d) In the case of each Participant who is an hourly manufacturing employee and whose employment was transferred as of March 31, 2000 (the "Distribution Date") to an Employer from a Commonly Controlled Entity of Baxter, as of the Effective Date, fifty shares of Company Common Stock to be held in the Participant's Stock Grant Account.

         (e) In the case of each Participant whose employment was transferred as of the Effective Date to an Employer from a Commonly Controlled Entity of Baxter and who is a salaried non-exempt or hourly manufacturing employee on the last day of the applicable Plan Year (as listed in Schedule A hereto), the following Transition Contributions:

                  (i) Each Participant with 75 or more "points" (as determined under the terms of the Baxter International Inc. and Subsidiaries Pension Plan (the "Baxter Pension Plan")) as of the Effective Date will receive an annual Transition Contribution equal to five percent of the Participant's Base Pay.

                  (ii) Each Participant with 70-74 "points" (as determined under the terms of the Baxter Pension Plan) as of the Effective Date will receive an annual Transition Contribution equal to three percent of the Participant's Base Pay.

                  (iii) Each Participant with 65-69 "points" (as determined under the terms of the Baxter Pension Plan) as of the Effective Date will receive an annual

                           Transition Contribution equal to two and one half percent of the Participant's Base Pay.

                  (iv) Each Participant with 60-64 "points" and at least 10 years of "benefit service" (as determined under the terms of the Baxter Pension Plan) as of the Effective Date will receive an annual Transition Contributions equal to one percent of the Participant's Base Pay.

                  (v) Each Participant with 55-59 "points" and at least 10 years of "benefit service" (as determined under the terms of the Baxter Pension Plan) as of the Effective Date will receive an annual Transition Contribution equal to one half of one percent of the Participant's Base Pay.

                  Such annual Transition Contributions shall continue until the earlier of (1) the date on which the Participant terminates employment or (2) the first day of the Plan Year following the Plan Year during which such Participant attains age 65.

                  Each Employer may also make contributions in accordance with Sections 3.5, 6.11, 7.4(c) and 7.12(b). The Employers may make such contributions annually or more frequently. Such contributions may be credited ratably as of each Accounting Date as provided in Section 6.9 whether or not such contributions are actually made ratably during the Plan Year.

                  Pay Deferral Contributions shall be paid by an Employer to the Trust no later than the 15th business day of the month following the month in which such contributions would have been payable to each Participant in cash but for the Participant's election to participate herein (or such other time prescribed by law). Matching Contributions shall be determined and paid by an Employer to the Trust no later than the filing date for the Employer's federal income tax return for such Plan Year, including extensions. Notwithstanding the foregoing, Profit Sharing Contributions made pursuant to paragraph (c) above shall be made as quarterly cash contributions which shall be invested according to the Participant's investment elections. If the Participant has made no investment elections, then the contributions shall be used to purchase units of the Company Common Stock Fund in each such Participant's Account. Transition Contributions made pursuant to paragraph (e) above shall be made annually as cash contributions which shall be invested according to the Participant's investment elections. If the Participant has made no investment elections, then the contributions shall be used to purchase units of the Company Common Stock Fund in each such Participant's Account. Shares of Company Common Stock contributed pursuant to paragraph (d) above are not subject to reinvestment. In no event shall the Employer contributions for any Plan Year exceed the amount deductible by the Employer under Section 404 of the Code for the taxable year during which such Plan Year ends.

         4.2. Certification of Employer Contributions. An Employer may in its
              ---------------------------------------
discretion obtain a certification of the correctness of any calculations relating to its contributions under the Plan. A certificate of an independent accountant prepared for this purpose shall conclusively determine such issue.

         4.3. Contribution Limitations. The following contribution limitations
              ------------------------
under the Code shall be applied with respect to a limitation year which coincides with the Plan Year. The Annual Addition (as defined in Section 4.4) allocated to any Participant's Accounts under the Plan and under any other defined contribution plan maintained by his Employer or a Commonly

Controlled Entity of his Employer ("Related Defined Contribution Plans"), shall not exceed the lesser of $30,000 (or such other applicable amount determined under Section 415 of the Code or regulations thereunder) or 25% of the Participant's total Compensation paid during the Plan Year by his Employer or a Commonly Controlled Entity of his Employer. In applying the preceding limitation, the Annual Addition to a Participant's accounts in any Related Defined Contribution Plans constituting money purchase pension plans and the Annual Addition to a Participant's accounts under any other Related Defined Contribution Plans (other than money purchase pension plans) shall be limited before the Annual Addition to his Accounts are limited, to the extent such action is not inconsistent with such other plans. Except as provided in Section
5.1 with respect to Pay Deferral Contributions, any Employer contributions which cannot be credited to a Participant's Accounts because of the limitations of this Section or shall be used to reduce Employer Matching Contributions. To the extent required by regulations under Section 415 of the Code, the Employer contributions allocated to any Participant shall be limited by this Section to take into consideration any allocations made for the benefit of such Participant in prior Plan Years in excess of the Annual Addition limitations then in effect or any applicable cumulative limitations. In applying the rules in this Section, the Administrative Committee shall make appropriate adjustments to reflect the proper application of Section 415 of the Code with respect to Plan Years of less than 12 months.

         4.4.     Annual Addition. The Annual Addition for each Participant for
                  ---------------
each Plan Year means the sum of the following:

         (a) Employer contributions credited to the Participant's Accounts under Section 4.1 and employer contributions credited to the Participant's accounts under any Related Defined Contribution Plans (as defined in Section 4.3);

         (b) Remainders and forfeitures credited to the Participant's Accounts and to his accounts under any Related Defined Contribution Plans;

         (c) After-tax contributions made by the Participant to any Related Defined Contribution Plan; and

         (d) Amounts credited for the benefit of a Key Employee (as defined in Section 12.2(g)) to a separate retiree health or life account maintained by an Employer or a Commonly Controlled Entity of that Employer or maintained under a Funded Welfare Plan to which the Employer or Commonly Controlled Entity contributes. A "Funded Welfare Plan" means a trust fund established under Section 501(c)(9) of the Code or any other trust, corporation, arrangement or employer account which is treated as a welfare benefit fund for purposes of Section 419(e) of the Code.

                                   ARTICLE V
                                   ---------

               PARTICIPANT CONTRIBUTIONS/CONTRIBUTION LIMITATIONS


         5.1. Pay Deferral Contributions. An Eligible Employee may elect in the
              --------------------------
manner described below to have his Employer reduce his Compensation via payroll deduction in an amount not less than 1% nor more than 15% of his Compensation, in whole multiples of 1%. Such salary reductions shall constitute Pay Deferral Contributions and shall be contributed to the Trust by the Employer in accordance with Section 4.1. A Participant's salary reduction election shall be made electronically via telephone or in any such manner prescribed by the Administrative Committee. Salary reduction elections will become effective as of the first pay period beginning after such elections are properly made. No salary reduction election will become effective unless the Participant properly selects the Plan investment fund or funds to which his Pay Deferral Contributions are to be allocated (in the manner described in Section 6.4). Salary reduction elections shall continue in effect (with automatic adjustments for any change in Compensation) until the Participant alters such election in accordance with
Section 5.2 or until the Participant ceases to be an Eligible Employee.

         5.2. Change in Rate of Pay Deferral Contributions/Reemployment. Within
              ---------------------------------------------------------
the limitations of Section 5.1, a Participant may elect to change the rate of his Pay Deferral Contributions effective once per payroll period. Any such election shall be made electronically via telephone or in any such manner prescribed by the Administrative Committee. Election changes shall become effective as of the pay period beginning after the election is properly made. A Participant may also elect to suspend or resume making Pay Deferral Contributions in the same manner. If a former Participant is reemployed within one month of his Termination of Employment, his Pay Deferral Contributions will recommence in accordance with the most recent elections received from such Participant prior to such Termination of Employment. Otherwise, the Participant must make new elections in accordance with Section 5.1. Notwithstanding the foregoing, any Participant who elects to contribute a portion of his salary to a non-qualified deferred compensation arrangement maintained by his Employer or a Commonly Controlled Entity of such Employer may not change the rate of his Pay Deferral Contributions, except that he may do so at the end of each Plan Year, to be effective as of the beginning of the following Plan Year.

         5.3. Annual Limitations on Pay Deferral Contributions. A Participant's
              ------------------------------------------------
annual Pay Deferral Contributions (along with deferrals under any other salary reduction arrangement under Code Section 401(k)) shall be limited to the amount specified in Code Section 402(g) (which in 2000 is $10,500, and shall be adjusted from time to time by the Internal Revenue Service under Code Section 402(g)(i)). Upon reaching this limit in any Plan Year, a Participant's Pay Deferral Contributions shall cease for the remainder of such Plan Year. Alternatively, if a Participant's Pay Deferral Contributions are not ceased and exceed this limit for any Plan Year, such Pay Deferral Contributions and the attributable earnings shall be returned to the Participant no later than April 15 following the close of such Plan Year.

         5.4. General Limitations on Pay Deferral Contributions. For purposes of
              -------------------------------------------------
applying the limitations of Sections 404 and 415 of the Code, Employer contributions (including Pay Deferral

Contributions) will be reduced to the extent necessary (with Pay Deferral Contributions reduced first) to satisfy the following requirements:

         (a) With respect to all Participants, the sum of all Pay Deferral Contributions and Matching Contributions for any Plan Year shall not exceed the maximum deductible amount for Employer contributions for such year under the Code; and

         (b) With respect to each Participant, the sum of all Pay Deferral Contributions and Matching Contributions for any Plan Year shall not exceed the maximum amount which can be credited for such year under Section 4.3.

Any reduction of Pay Deferral Contributions required under this Section 5.4 shall be made in accordance with the procedures described in Section 5.5 below. In applying the limitations of this Section 5.4, the Administrative Committee may consider any other Employer contributions and cash or deferred or salary reduction contributions permitted to be reflected for such purposes under applicable federal regulations.

         5.5. Nondiscrimination Rules Applicable to Pay Deferral and Matching
              ---------------------------------------------------------------
Contributions.
--------------

         (a)      Actual Deferral Percentage Test. For each Plan Year, at least
                  -------------------------------
                  one of the following nondiscrimination tests under Code
                  Section 401(k)(3) shall be satisfied:

                  (i) The HCE Actual Deferral Percentage shall not be more than 125% of the NHCE Actual Deferral Percentage; or

                  (ii) The HCE Actual Deferral Percentage shall not be more than two percentage points higher than, nor more than 200% of, the NHCE Actual Deferral Percentage.

         (b)      Matching Contribution Percentage Test. For each Plan Year, at
                  -------------------------------------
                  least one of the following nondiscrimination tests under Code
                  Section 401(m) shall be satisfied:

                  (i) The HCE Matching Contribution Percentage shall not be more than 125% of the NHCE Matching Contribution Percentage; or

                  (ii) The HCE Matching Contribution Percentage shall not be more than two percentage points higher than, nor more than 200% of, the NHCE Matching Contribution Percentage.

         (c)      Multiple Use Limitation. This subsection describes a
                  ----------------------------------------------------
                  limitation on the multiple use of the alternative limits set forth in subparagraphs (a)(ii) and (b)(ii) above. If the sum of the HCE Actual Deferral Percentage ("ADP") and HCE Matching Contribution Percentage ("MCP") exceeds the "Aggregate Limit," then the HCE ADP and/or the HCE MCP shall be reduced until the Aggregate Limit is no longer exceeded, as described in paragraph (d) below. The HCE ADP and HCE MCP shall be determined for purposes of this paragraph after any corrections required to meet the tests in subsections (a) and
                  (b) above, respectively. A "multiple use" shall not be considered to occur, and this subsection shall not apply, if either the HCE ADP or the HCE MCP does not exceed 1.25 multiplied by the NHCE ADP or NHCE MCP, respectively. The term "Aggregate Limit" means the greater of the following two paragraphs:

                  (i) The sum of (1) 125% of the greater of the NHCE ADP or the NHCE MCP, and (2) two percentage points plus the lesser of the NHCE ADP or the NHCE MCP. In no event may the amount in clause (2) exceed twice the lesser of the NHCE ADP or the NHCE MCP.

                  (ii) The sum of (1) 125% of the lesser of the NHCE ADP or the NHCE MCP, and (2) two percentage points plus the greater of the NHCE ADP or the NHCE MCP. In no event may the amount in clause (2) exceed twice the greater of the NHCE ADP or the NHCE MCP.

         (d)      Remedial Actions to Satisfy Tests. If the nondiscrimination
                  ---------------------------------
                  rules of subsection (a) or (b) would otherwise not be satisfied for a Plan Year, the Administrative Committee shall take such steps during the Plan Year as it deems necessary or appropriate to adjust the Pay Deferral Contributions for the remainder of the Plan Year on behalf of each Participant who is a Highly Compensated Employee in order for one of the tests to be satisfied. If after the end of the Plan Year, it is determined that such nondiscrimination rules would not be satisfied for such Plan Year, the Administrative Committee shall take all or any of the actions described below.

                  (i)      Actual Deferral Percentage Tests.

                           (A)      Return of Excess Contributions.

                                    If one of the nondiscrimination tests set
                           forth in subsection (a) would otherwise not be satisfied for a Plan Year, the Administrative Committee shall calculate a total amount by which Pay Deferral Contributions must be reduced in order to satisfy such tests, in the manner prescribed by
                           Section 401(k)(8)(B) of the Code (the "excess contributions amount"). The amount to be returned to each Participant who is a Highly Compensated Employee shall be determined by first reducing the Pay Deferral Contributions of each Participant whose actual dollar amount of Pay Deferral Contributions for such Plan Year is highest until the such reduced dollar amount equals the next highest actual dollar amount of Pay Deferral Contributions made for such Plan Year on behalf of any Highly Compensated Employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then such Pay Deferral Contributions on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of Pay Deferral Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.

         The Company shall distribute to each such Participant (i) the amount of the reductions prescribed by the preceding paragraph plus any income and minus any loss allocable thereto and (ii) any corresponding Matching Contributions related thereto plus any income and minus any loss allocable thereto in which the Participant would be vested if he incurred a Termination of Employment on the last day of such Plan Year (or earlier if such Participant actually incurred a Termination of Employment at any earlier date), and any corresponding Matching Contributions in which the Participant would not be vested plus any income and minus any loss allocable thereto shall be forfeited. The amount of a Participant's corresponding Matching Contributions considered to be vested for this purpose shall be determined as if all corresponding Matching Contributions to be distributed or forfeited are the only amounts credited to the Participant's Employer Matching Account upon the hypothetical or actual Termination of Employment described in the preceding sentence.

         The amounts to be returned pursuant to this subparagraph shall be distributed no later than the date which is 2 1/2 months after the end of the Plan Year (or if distribution by such date is administratively impracticable, no later than the last day of the subsequent Plan Year) for which such adjustment is made. The amount of Pay Deferral Contributions distributed to a Participant shall be reduced by any Pay Deferral Contributions previously distributed to such Participant pursuant to Section 5.3 in order to comply with the limitations of Section 402(g) of the Code. The amount of any income or loss allocable to any reductions to be distributed or forfeited shall be determined in accordance with applicable U.S. Treasury Regulations. The unadjusted amount of any reductions so distributed shall be treated as an Annual Addition for purposes of Section 4.3.

(B)      Qualified Nonelective Contributions.

         In addition to or in lieu of the actions described in subparagraph (A) above, to the extent permitted by law, any Employer may make additional nonelective contributions to the Plan to the extent necessary to satisfy one of the tests set forth in subsection (a). The Administrative Committee shall designate the Participants for whom such contributions are made. The additional contributions must be made no later than 30 days after the end of the Plan Year, shall satisfy the requirements under Code Section 401(k) for treatment as "qualified nonelective contributions," and shall be credited to the Before-Tax Account of each Participant for whom any such contribution is made.

(C)      Qualified Matching Contributions.

         In addition to or in lieu of the actions described in subparagraphs (A) or (B) above, to the extent permitted by law, any portion of that Plan

Year's Matching Contributions that may be treated as a "qualified matching contribution" under Code Section 401(k).

(ii)     Matching Contribution Percentage Tests.

         (A)      Return of Excess Aggregate Contributions.

         If one of the nondiscrimination tests set forth in subsection (b) would otherwise not be satisfied for a Plan Year, the Administrative Committee shall calculate a total amount by which Matching Contributions must be reduced in order to satisfy such tests, in the manner prescribed by Section 401(m)(6)(B) of the Code (the "excess aggregate contributions amount"). The amount of reduction applicable to each Participant who is a Highly Compensated Employee shall be determined by first reducing the Matching Contributions of each Participant whose actual dollar amount of Matching Contributions for such Plan Year is highest until the such reduced dollar amount equals the next highest actual dollar amount of Matching Contributions made for such Plan Year on behalf of any Highly Compensated Employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary, then such Matching Contributions on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of Matching Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess aggregate contributions amount.

         The Company shall distribute to each such Participant the portion of the reductions applicable to the Matching Contributions related thereto plus any income and minus any loss allocable thereto in which the Participant would be vested if he incurred a Termination of Employment on the last day of such Plan Year (or earlier if such Participant actually incurred a Termination of Employment at any earlier date), and any Matching Contributions in which the Participant would not be vested plus any income and minus any loss allocable thereto shall be forfeited. The amount of a Participant's Matching Contributions considered to be vested for this purpose shall be determined as if all corresponding Matching Contributions to be distributed or forfeited are the only amounts credited to the Participant's Employer Matching Account upon the hypothetical or actual Termination of Employment described in the preceding sentence.

         The amounts to be returned pursuant to this subparagraph shall be distributed no later than the date which is 2 1/2 months after the end of the Plan Year (or if distribution by such date is administratively impracticable, no later than the last day of the subsequent Plan Year) for which such adjustment is made. The amount of any income or loss allocable to any reductions to be distributed or forfeited shall be determined in accordance with applicable U.S. Treasury Regulations. The unadjusted amount of any reductions so distributed shall be treated as an Annual Addition for purposes of
Section 4.3.

         (B)      Additional Matching Contributions.

         In addition to or in lieu of the actions described in subparagraph (A) above, any Employer may make additional Matching Contributions to the Plan to the extent necessary to satisfy one of the tests set forth in subsection (b). The Administrative Committee shall designate the Participants for whom such contributions are made. The additional contributions shall be credited to the Employer Matching Account of each Participant for whom any such contribution is made.

(iii)    Multiple Use Test.

         If after making the adjustments required by paragraphs (1) and (2) of this subsection for a Plan Year the Administrative Committee determines that the sum of the HCE ADP and the HCE MCP exceeds the aggregate limit for such Plan Year, the Administrative Committee shall, no later than the last day of the subsequent Plan Year, reduce the Pay Deferral Contributions made for such Plan Year on behalf of each Participant who is a Highly Compensated Employee and any corresponding Matching Contributions to the extent necessary to eliminate such excess. Such reduction shall be effected by reducing the Pay Deferral Contributions made on behalf of each Participant who is a Highly Compensated Employee in the manner described in paragraph (1) of this subsection.

         5.6. Rollover Contributions. On such forms and in such manner as
              ----------------------
prescribed by the Administrative Committee, an Eligible Employee may elect to roll over to the Plan amounts credited to his account in a tax-qualified plan of his former employer or amounts held on his behalf in an individual retirement account; provided that the Trustee may accept rollover amounts on behalf of a Participant only to the extent such amounts constitute "eligible rollover distributions" (as defined in Code Section 402(a)(4)). A Participant who has ceased to be an Employee may only elect to roll over to the Plan an amount credited on his behalf to the Baxter International Inc. and Subsidiaries Pension Plan and only to the extent such amount constitutes an "eligible rollover distribution" (as provided above). "Rollover Contributions" will be credited to a Rollover Account maintained for the Participant pursuant to Section 6.1(h) as soon as administratively practicable after such contributions are remitted to the Administrative Committee. No rollover election will become effective unless the Participant properly selects the Plan investment fund or funds to which the Rollover Contribution is to be allocated (in the manner described in Section 6.4). A Participant who has previously made an investment election applicable to his Pay Deferral Contributions must apply the same election to his Rollover Contributions and any election to the contrary shall be disregarded.

                                   ARTICLE VI
                                   ----------

                         INVESTMENTS AND PLAN ACCOUNTING


         6.1. Participant Account Balance. The Administrative Committee shall
              ---------------------------
establish and maintain the following separate accounts with respect to
Participants:

         (a)      Before-Tax Account. A "Before-Tax Account" shall be maintained
                  ------------------
                  for each Participant. This account shall represent the amount of such Participant's Pay Deferral Contributions and the expenses, distributions, earnings and losses attributable to such account.

         (b)      Employer Matching Account. An "Employer Matching Account"
                  -------------------------
                  shall be maintained for each Participant. This account shall represent the portion of the Employer Matching Contributions allocated to such Participant under the Plan and the expenses, distributions, earnings and losses attributable to such account.

         (c)      Prior Employer Matching Account. A "Prior Employer Matching
                  -------------------------------
                  Account" shall be maintained for each Participant who received a direct transfer of matching account assets from the Prior Plan to the Plan. The Participant shall be 100% vested at all times in such account.

         (d)      Profit Sharing Account. A "Profit Sharing Account" shall be
                  ----------------------
                  maintained for each Participant (i) on whose behalf a profit sharing account was maintained under the Prior Plan and (ii) who receives a Profit Sharing Contribution as described in
                  Section 4.1(c). Such Profit Sharing Account shall reflect the expenses, distributions, earnings and losses attributable to such account.

         (e)      Stock Grant Account. A "Stock Grant Account" shall be
                  -------------------
                  maintained for each Participant who receives a contribution of Company Common Stock as described in Section 4.1(d). Such Stock Grant Account shall reflect the expenses, distributions, earnings and losses attributable to such account.

         (f)      Transition Contribution Account. A "Transition Contribution
                  -------------------------------
                  Account" shall be maintained for each Participant who receives Transition Contributions as described in Section 4.1(e). Such account shall reflect the expenses, distributions, earnings and losses attributable to such account.

         (g)      After-Tax Account. An "After-Tax Account" shall be maintained
                  -----------------
                  for each Participant on whose behalf an after-tax account was maintained under the Prior Plan. Such After-Tax Account shall reflect the expenses, distributions, earnings and losses attributable to such account. To the extent applicable, separate subaccounts shall be established to account for any after-tax contributions made under a predecessor plan prior to 1987, and after-tax contributions made under a predecessor plan after 1986.

         (h)      Rollover Account. A "Rollover Account" shall be maintained for
                  ----------------
                  each Participant whose benefits under another plan described in Section 401(a) of the Code, are transferred to the Trust Fund in accordance with Section 5.6 for the subsequent payment of such amounts in accordance with this Plan. This account shall reflect the expenses, distributions, earnings and losses attributable to such account.

The Accounts represent the Participants' interests in the Plan and Trust Fund and are intended as bookkeeping account records to assist the Investment Committee in the administration of the Plan.

         6.2. Investment of Accounts. The Trustee, the Investment Managers and
              ----------------------
any insurance institutions responsible for investment of the Trust Fund are permitted to commingle the assets of the Trust Fund for purposes of investment with the assets of other plans or trusts which are intended to qualify for plan qualification and federal tax exemption under Sections 401(a) and 501(a) of the Code, respectively. Any documents which are required to be incorporated in the Plan and the Trust Agreement to permit such commingled investments are hereby incorporated. Except to the extent required by Sections 6.3 and 6.4, segregated investment of Plan and Trust Fund assets shall not be required with respect to any one or more Participants. Each of the Accounts invested in a particular investment fund shall represent an undivided interest in such investment fund which corresponds to the balance of such Account.

         6.3. Investment Funds. From time to time the Investment Committee may
              ----------------
cause the Trustee, an Investment Manager or an insurance institution to establish one or more investment funds for the investment and reinvestment of the Trust Fund. Although the Investment Committee may arrange with the Trustee, Investment Managers and insurance institutions for the establishment of investment funds, the continued availability of these funds cannot be assured nor is it possible to assure that the arrangements or the investment funds managed by a particular Investment Manager, by the Trustee or by an insurance institution will continue to be available on the same or similar terms. Participants may invest the total amount of their Accounts (as provided in Section 6.4) among the investment funds made available by the Investment Committee from time to time for such purpose. Such funds shall allow Participants to select from a range of alternatives that offer different types of investments and different risk and return characteristics.

         If the Investment Committee determines that Participants shall exercise direction and control over the investment of their accounts in a manner intended to insulate Plan fiduciaries from liability for investments under Section 404(c) of ERISA, the investment funds established by the Investment Committee pursuant to this Section 6.3 shall afford Participants with a broad range of investment alternatives whereby each Participant has a reasonable opportunity to:

         (a) Affect materially the potential return on amounts in his Accounts and the degree of risk to which such amounts are subject;

         (b)      Choose from at least three investment alternatives:

                  (i) each of which is diversified and each of which has materially different risk and return characteristics;

                  (ii) which, to the extent normally appropriate for Participants, allow them to achieve portfolios with respect to the aggregate of their Accounts which have risk and return characteristics at any point within the range of all alternatives; and

                  (iii) each of which when combined with investments in the other alternatives tends to minimize the overall risk of each Participant's portfolio with respect to the aggregate of his Accounts through diversification.

         (c) Diversify the investments of his Accounts so as to minimize the risk of large losses.

         6.4. Investment Elections. Each Participant, in accordance with rules
              --------------------
promulgated under the Plan shall direct the investment of his Accounts described in Section 6.1 in one or more of the investment funds available under the Plan. Notwithstanding anything herein to the contrary, a Participant may not exercise any investment discretion with respect to the shares of Company Common Stock contributed pursuant to Section 4.1(d) or the earnings thereon. With respect to the investment funds referred to in Section 6.3 above, such investment elections shall be subject to the following limitations:

         (a)      Initial Investment Election. At the same time and in the same
                  ---------------------------
                  manner that a Participant makes his initial salary reduction election (in accordance with the requirements of Section 5.2), or if earlier, the same time that an Eligible Employee makes a rollover contribution to the Plan (in accordance with Section 5.6), the Participant must direct the Trustee (electronically via telephone or in any such manner prescribed by the Administrative Committee) as to the investment funds to which the amounts credited to his Accounts shall be invested. Participants shall invest the total amount of the Accounts in any combination (in 1% increments) of the available investment funds. All investment elections shall continue in force until properly changed in accordance with subsection (b) below.

         (b)      Changes in Investment Elections. A Participant may change his
                  -------------------------------
                  investment directions daily. A Participant may change his investment direction as to future contributions, as to the amounts already in his Accounts or as to both. Changes in investment elections shall be effected electronically via telephone or in any such manner prescribed by the Administrative Committee and shall become effective on the day the election is properly made (or on the following business day, if made after 3:00 p.m. central time).

         (c)      Applicability of Investment Elections. Both with respect to
                  -------------------------------------
                  initial investment elections and changes in investment elections, unless the Administrative Committee prescribes otherwise, one election shall apply to the balance, as of the effective date of the election, in the Participant's Employer Matching Account, Profit Sharing Account, Before-Tax Account, After-Tax Account, Prior Employer Matching Account, Transition Contribution Account and Rollover Account, and additions thereto; provided that, with respect to an initial election by a Participant who makes a rollover contribution prior to making Pay Deferral Contributions under the Plan, such election shall apply to the balance, as of the effective date of the election, in the Participant's Rollover Account.

         (d)      Special Limitations and Procedures Applicable to the Company
                  ------------------------------------------------------------
                  Common Stock Fund. The following limitations and procedures
                  -----------------
                  shall be applicable to investment elections which specify investment of a portion of the Participant's Accounts in the Company Common Stock Fund:

                  (i) The aggregate amount of the assets of the Plan which may be invested in the Company Common Stock Fund shall be limited by the Investment Committee to the extent the Investment Committee deems necessary to prevent the Plan from holding 5% or more of then outstanding Common Stock of the Company or such other amount as shall be necessary to assure that the Plan does not become subject to the provisions of Section 13(d) of the Securities Exchange Act of 1934.

                  (ii)     Voting of Common Stock of the Company. Pursuant to
                           -------------------------------------
                           the terms set forth in the Trust Agreement, each Participant having an interest in the Company Common Stock Fund shall have the right to direct the manner in which the Trustee shall vote the Company Common Stock credited to the Participant's Accounts. Before each annual or special meeting of shareholders of the Company, there will be sent to each applicable Participant a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Company Common Stock allocated to such Participant's Accounts. Instructions will be mailed directly to the Trustee to preserve confidentiality. Upon receipt of such instructions, the Trustee will vote such shares as instructed. The Trustee will vote Company Common Stock allocated to Participants' Accounts for which the Trustee receives no valid voting instructions and Company Common Stock not credited to Participant's Accounts, if any, held in the Trust Fund in a manner consistent with the provisions of the Trust Agreement and applicable law. The Investment Committee may, but is not required to, direct the Trustee with respect to the voting of Company Common Stock described in the previous sentence, and the Trustee will follow such directions except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law. The Trustee may not divulge information with respect to any Participant's directions regarding voting of Company Common Stock allocated to his Accounts. A Participant is deemed to be a named fiduciary of the Plan with regard to all instructions the Participant provides to the Trustee as to the manner to which it shall vote the Company Common Stock credited to such Participant's account.

                  (iii)    Offers for Company Common Stock. Pursuant to the
                           -------------------------------
                           terms set forth in the Trust Agreement, in the event that the stockholders of the Company have received an offer, including a tender offer, for the purchase or exchange of their shares of Company Common Stock, the following provisions shall apply:

                           (A) Each Participant having an interest in the Company Common Stock Fund shall have the right to direct the Trustee concerning the sale or tendering of the number of shares of Company Common Stock credited to the Participant's Accounts. A Participant is deemed to be a named fiduciary of the Plan with regard to all instructions the Participant provides to the Trustee as to the manner to which it shall vote the Company Common Stock credited to such Participant's account.

                           (B) The Trustee will use its best efforts to communicate or cause to be communicated to all Participants the provisions of the Plan and Trust Agreement relating to such offer, all communications directed generally to the owners of the securities to whom the offer is made or available, and any communications that the Trustee may receive from persons making the offer or any other interested party (including the Company) relating to the offer. The Company and the Investment Committee will provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with these communications to Participants. Neither the Company nor the Trustee may interfere in any manner with any Participant's investment decision with respect to such an offer.

                           (C) If the offer is for all Company Common Stock held by the Trustee in the Trust Fund, then the Trustee will:

                                    (1)      Accept or reject the offer with
                                             respect to Company Common Stock
                                             allocated to each Participant's
                                             Accounts according to that
                                             Participant's investment decision,
                                             except where to do so would be a
                                             breach of the Trustee's duties
                                             under the Trust Agreement or
                                             applicable law; and

                                    (2)      Accept or reject the offer with
                                             respect to Company Common Stock
                                             allocated to Participants' Accounts
                                             for which no valid investment
                                             decision was received by the
                                             Trustee and with respect to
                                             unallocated Company Common Stock
                                             held in the Trust Fund in the
                                             Trustee's sole discretion.

                                    The Trustee may not divulge information with respect to any Participant's investment decision regarding the offer.

                           (D) If the offer is for less than all the Company Common Stock held by the Trustee in the Trust Fund, all provisions of paragraphs
                                    (A) through (C) will be applied to that
                                    offer, except that each Participant will have the opportunity to make an investment decision for a pro rata portion of the Company Common Stock allocated to his Accounts and the Trustee, after effecting those investment decisions, will make its acceptance or rejection of the offer with respect to a pro rata portion of the Company Common Stock allocated to Accounts for which it received no valid investment instructions or which is held unallocated in the Trust

                                    Fund, so that the offer has been accepted or rejected with respect to the full amount of Company Common Stock held by the Trustee in the Trust Fund which was subject to the offer.

                           (E)      Notwithstanding the provisions of paragraphs
                                    (C) and (D) above, the Investment Committee may, but is not required to, direct the Trustee with respect to the acceptance or rejection of any offer described in paragraph (C) or (D) with respect to Company Common Stock allocated to Participants' Accounts for which no valid investment instructions are received by the Trustee and with respect to unallocated Company Common Stock held in the Trust Fund, and the Trustee shall accept or reject any such offer in accordance with any such directions from the Investment Committee to the Trustee with respect to the offer, except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law.

                           (F) Following the Trustee's sale or tender of shares pursuant to the terms of this subsection, each affected Participant's interest in the Company Common Stock Fund shall be eliminated and the proceeds from the sale or tender of the shares credited to the Participant's Accounts shall be subject to the Participant's investment direction.

                  (iv)     Special Limitations and Procedures Applicable to the
                           ----------------------------------------------------
                           Baxter Common Stock Fund. The shareholder rights in
                           ------------------------
                           the event of a tender offer described in subparagraph
                           (d)(iii) shall be applicable to Participants in the Baxter Common Stock Fund with respect to a pro rata portion of the unallocated shares of Baxter Common Stock in the Baxter Common Stock Fund determined as described above. For purposes of this paragraph, references to "Company" and "Company Common Stock" in paragraph (d) shall mean "Baxter" and "Baxter Common Stock," respectively.

6.5.     Information Provided Under ERISA Section 404(c).
         ------------------------------------------------

(a)      Participant's Opportunities to Exercise Control. The Investment
         -----------------------------------------------
         Committee shall communicate its rules to Participants in a manner calculated to ensure that each Participant has a reasonable opportunity to direct the investment of his Accounts. In addition, if the Investment Committee determines that Participants shall exercise direction and control over the investment of their Accounts in a manner intended to insulate Plan fiduciaries from liability for investments under Section 404(c) of ERISA, it shall provide Participants with:

         (i) A statement that the Plan is intended to constitute a plan described in Section 404(c) of ERISA and that the Plan's fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participant;

         (ii) A description of the investment funds under the Plan and a general description of the investment objectives and risk and return characteristics of each such fund, including information relating to the type and diversification of assets comprising the investment fund;

         (iii)    The identity of each investment fund's Investment Manager;

         (iv) An explanation of any specified limitations on transfers to or from a designated investment fund and any restrictions on the exercise of voting, tender and similar rights appurtenant to the Participant's investment in the investment fund;

         (v) A description of any transaction fees and expenses which affect the Participant's Accounts in connection with purchases or sales of interests in the investment funds;

         (vi) A description of the procedures established to provide for the confidentiality of information relating to the purchase, holding and sale of Company Common Stock, and the exercise of voting, tender and similar rights by Participants through investment in the Company Common Stock Fund;

         (vii) In the case of an investment fund which is subject to the Securities Act of 1933, and in which the Participant has no assets invested immediately following or immediately prior to the Participant's initial investment in that fund, a copy of the most recent prospectus provided to the Plan; and

         (viii) Any materials provided to the Plan relating to the exercise of voting, tender or similar rights which are incidental to the holding in the Account of a Participant of an ownership interest in the Company Common Stock Fund.

(b)      Additional Information Provided Upon Request. If the Investment
         --------------------------------------------
         Committee determines that Participants shall exercise direction and control over the investment of their Accounts in a manner intended to insulate Plan fiduciaries from liability for investments under Section 404(c) of ERISA, it shall provide Participants, upon their request, with the following information:

         (i) A description of the annual operating expenses of each investment fund (e.g., investment management fees, administrative fees, transaction costs) which reduce the rate of return to Participants, and the aggregate amount of such expenses expressed as a percentage of average net assets of the fund;

         (ii) Copies of any prospectuses, financial statements and reports, and of any other materials relating to the investment funds, to the extent such information is provided to the Plan;

         (iii) A list of the assets comprising the portfolio of each investment fund and the value of each such asset; and

         (iv) Information concerning the value of shares or units in the investment funds, as well as the past and current investment performance of such funds, determined, net of expenses, on a reasonable and consistent basis.

         6.6. Investment Fund Accounting. The undivided interest of each
              --------------------------
Participant's Accounts in an investment fund shall be determined in accordance with the accounting procedures specified in the Trust Agreement, investment management agreement, insurance contract, custodian agreement or other document under which such investment fund is maintained (the "Investment Fund Document"). To the extent not inconsistent with such procedures, the following rules shall apply:

         (a)      Deposits. Amounts deposited in an investment fund shall be
                  --------
                  deposited by means of a transfer of such amounts to such investment fund to conform with the investment elections properly received in accordance with Section 6.4.

         (b)      Transfers. Amounts required to be transferred from an
                  ---------
                  investment fund to satisfy benefit payments and required transfers to effectuate investment elections in accordance with Section 6.4 shall be transferred from such investment funds as soon as practicable following receipt by the Trustee or Investment Manager of proper instructions to complete such transfers.

         (c)      Allocation of Fund Earnings. Except as provided in the
                  ---------------------------
                  applicable Investment Fund Document, all amounts deposited in an investment fund shall be invested as soon as practicable following receipt of such deposit. Notwithstanding the primary purpose or investment policy of an investment fund, assets of any investment fund which are not invested in the primary investment vehicle authorized by the Investment Fund Document shall be invested in such short term instruments or funds as the Trustee or applicable Investment Manager or insurance institution shall determine pending investment in accordance with such Investment Fund Document.

         (d)      Accounting for Purchases and Sales of Company Common Stock.
                  -----------------------------------------------------------
                  Purchases and sales of Company Common Stock shall be made for the Company Common Stock Fund in accordance with the provisions of the Trust Agreement and in accordance with the following:

                  (i) No commissions shall be paid in connection with purchases or sales of Company Common Stock from or to any disqualified person or party in interest (as defined for purposes of Section 4975(e)(2) of the Code or Section 3(14) of ERISA).

                  (ii) Purchases of Company Common Stock other than purchases on the New York Stock Exchange (the "Exchange") shall be at a price not greater than the last recorded sales price quoted for such shares on the Exchange on the last trading day on which there was a recorded sale of such shares immediately preceding the date of such purchases (the "Exchange Trading Price").

                  (iii) Sales of Company Common Stock other than sales on the Exchange shall be at a price not less than the Exchange Trading Price (as defined in subparagraph
                           (ii) above).

                  (iv) In-kind contributions of the Employers, including contributions of Company Common Stock, are valued at fair market value. For this purpose Company Common Stock shall be valued as of the date of such contribution at the then Exchange Trading Price (as defined in subparagraph (ii) above but determined as of the end of the date on which such contribution is made if such date is a trading day on the Exchange). If there are no sales of Company Common Stock on the date as of which the Exchange Trading Price is determined, then the fair market value of such common stock shall be the mean of the bid and asked prices for such date.

                  (v) If the Investment Committee is unable to determine the Exchange Trading Price (as defined in subparagraph (ii) above) because sales prices on the Exchange are not so quoted, such quotes are not available to the Investment Committee or for any other reason, then the Investment Committee may utilize a composite index price or other price which is generally accepted for the establishment of fair market value in lieu of the Exchange Trading Price for purposes of the restrictions of subparagraphs
                           (ii) and (iii) above.

         6.7. Expenses. Unless paid by the Employers, all costs and expenses
              --------
incurred in connection with the general administration of the Plan and Trust shall be allocated among each investment funds in the proportion in which the amount invested in each such fund bears to the amount invested in all funds as of the Accounting Date preceding the date of allocation. All costs and expenses directly identifiable to one fund shall be allocated to that fund. No commission expenses shall be paid from the Plan with respect to transactions described in
Section 6.6(d)(i).

         6.8. Accounting Dates. All Accounts shall be adjusted in accordance
              ----------------
with Section 6.11 as of each Accounting Date.

         6.9. Crediting Employer Contributions.
              ---------------------------------

         (a) Employer Matching Contributions shall be credited to the appropriate Accounts of Participants as of the first Accounting Date coincident with or next following the end of the payroll period for which such contributions are made, regardless of the date such contributions are actually made. Expenses, distributions, earnings or losses attributable to such amounts shall be separately credited pursuant to Sections
                  6.7 and 6.11.

         (b) Employer Profit Sharing Contributions shall be credited to the appropriate Accounts of Participants as of the first Accounting Date coincident with or next following the end of the calendar quarter for which such contributions are made, regardless of the date such contributions are actually made. Expenses, distributions, earnings or losses attributable to such amounts shall be separately credited pursuant to Sections 6.7 and 6.11.

         (c) Transition Contributions shall be credited to the appropriate Accounts of Participants as of the first Accounting Date coincident with or next following the end of the Plan Year for which such contributions are made, regardless of the date such contributions are actually made. Expenses, distributions, earnings or losses attributable to such amounts shall be separately credited pursuant to Sections 6.7 and 6.11.

         6.10. Crediting Pay Deferral Contributions. Pay Deferral Contributions
               ------------------------------------
shall be credited to the appropriate Accounts as of the first Accounting Date coincident with or next following the end of the payroll period for which such contributions are made, regardless of the date such contributions are actually made. Expenses, distributions, earnings or losses attributable to such amounts shall be separately credited pursuant to Sections 6.7 and 6.11.

         6.11. Adjustment of Account Balances. As of each Accounting Date the
               ------------------------------
Investment Committee shall cause the Accounts of Participants to be adjusted to reflect adjustments in the value of the Trust Fund, to reflect contributions (net of Forfeitures) credited in accordance with Sections 6.9 and 6.10 and to reflect distributions of benefits (including transfers and withdrawals) as follows:

         (a) First, adjust the Accounts as of the last Accounting Date of all Participants to reflect the Adjusted Net Worth (as described below) of the Trust Fund by applying the earnings adjustment rules applicable to each investment fund and crediting earnings for segregated investments to the appropriate Accounts of the Participants to whom such investments pertain; and

         (b) Next, credit Employer Matching Contributions, (including Forfeitures applied towards such contributions in accordance with Section 7.4) Profit Sharing Contributions, Transition Contributions, and Participant Pay Deferral Contributions to the proper Accounts; and

         (c) Finally, charge to the proper Accounts all distributions made since the previous Accounting Date.

The "Adjusted Net Worth" of the Trust Fund as of any date means the fair market value of the Trust Fund as determined by the Trustee. If an error in the adjustment of Accounts under this Section is discovered, the Investment Committee shall correct such error either (i) by crediting or changing the adjustment necessary to make such correction to or against income or unclaimed amounts or as an expense of the Trust Fund for the Plan Year in which the correction is made or (ii) by requiring the Participant's Employer to make a special contribution to the Plan.

                                  ARTICLE VII
                                  -----------

                        DISTRIBUTION OF ACCOUNT BALANCES


         7.1. Retirement, Disability or Death. If a Participant incurs a
              -------------------------------
Termination of Employment, while employed by an Employer or a Commonly Controlled Entity of an Employer, on or after his attainment of age 55 or because of his Disability or death, the balance in his Accounts, after all adjustments required under the Plan have been made, shall be determined as soon as practicable and shall be fully vested and nonforfeitable. Such amount shall be distributable to the Participant or, in the event of the Participant's death, to his Spouse or Beneficiary in accordance with Section 7.6.

         7.2. Resignation or Dismissal. If a Participant incurs a Termination of
              ------------------------
Employment for reasons other than a Termination of Employment on or after his attainment of age 55, Disability or death, the balance in his Prior Employer Matching Account, Before-Tax Account, Profit Sharing Account, Stock Grant Account (if any), Transition Contribution Account (if any), After-Tax Account, Rollover Account and the vested portion of his Employer Matching Account determined in accordance with the vesting schedule below, after all adjustments required under the Plan have been made, shall be determined as soon as practicable and shall be fully vested and nonforfeitable. The portion of such Account which is vested, based upon the balances of all such Accounts as of the Accounting Date coincident with or next preceding the date of distribution (after adjustments required under the Plan as of that date have been made) shall be distributable to the Participant in accordance with Section 7.6.

                              Vesting Schedule
                              ----------------

          Years of Vesting Service     Vested Percentage
          ------------------------     -----------------

          Less than 1 year                            0%

          1 year but less than 2 years               20%

          2 years but less than 3 years              40%

          3 years but less than 4 years              60%

          4 years but less than 5 years              80%

          5 or more years                            100%


         7.3. Special Vesting Rules Upon Sale of Business. In the event of a
              -------------------------------------------
sale by the Company of the stock or substantially all of the assets of an entity that is an Employer, so that the entity ceases to be a participating Employer in this Plan, the Administrative Committee, in its sole discretion, may determine that all or a portion of the affected Participants of said entity shall be fully vested in their Account Balances, determined on the date as of which the entity is no longer a participating Employer in this Plan, provided that such Participant is not rehired before actual payment. In lieu of full vesting upon such a sale, the Administrative Committee may direct that, in accordance with an agreement between the Company and the purchaser of such stock or assets, periods of a Participant's service following the effective date of such sale be counted towards determination of such Participant's Vesting Service hereunder. In the absence of Administrative Committee action, no accelerated vesting or other special vesting rules shall apply to any Participant in connection with any such sale, except as otherwise required by law. The special vesting rules prescribed by this Section shall be applied in a uniform and nondiscriminatory manner to all similarly situated classes of affected Participants.

         7.4. Forfeitures. The portion of any Participant's Employer Matching
              -----------
Account which is not vested under Section 7.2 or 7.3 will become a Forfeiture upon such Participant's Termination of Employment and, except as provided in subsection (c) below, will be applied to reduce Employer Matching Contributions on a periodic basis. However, if such Participant resumes employment with an Employer or Commonly Controlled Entity of an Employer before incurring five consecutive One-Year Breaks In Service, the Forfeiture (unadjusted for subsequent earnings or losses) shall be restored to the Participant's Employer Matching Account if the Participant restores to the Plan the amount previously distributed in accordance with subsection (a) below unless such restoration is not required under an applicable supplement or appendix to this Plan. The restorations of a Participant's Employer Matching Account are subject to the following rules:

         (a)      Buy-Back Contribution. The Forfeiture shall be restored if
                  ---------------------
                  within 60 months following such Participant's resumption of employment, he deposits with the Investment Committee an amount equal to the portion of his Employer Matching Account which was previously distributed.

         (b)      Restoration of Forfeitures. As of the first Accounting Date
                  --------------------------
                  following receipt by the Investment Committee of the deposit described in subsection (a) above (or as soon as practicable thereafter), the Participant's Employer Matching Account shall be credited with the Forfeiture.

         (c)      Source of Restoration. The amounts necessary to restore the
                  ---------------------
                  Forfeiture in accordance with subsection (b) above shall be allocated for such purpose from Forfeitures not yet applied towards Employer Matching Contributions, and if such Forfeitures are not sufficient for this purpose, then, to the extent necessary to satisfy such restoration, the balance of such Forfeitures in accordance with subsection (b) above shall be restored by a special allocation of Employer Matching Contributions which shall reduce the amounts available to credit to all other Participants as of such Accounting Date. In lieu of such method of restoring the Forfeiture, the Participant's Employer may make a special contribution which shall be utilized solely for purposes of such restoration.

         7.5. Benefit Commencement Date. Except as otherwise provided in this
              -------------------------
Section or Section 10.6, the Accounts of a Participant who incurs a Termination of Employment shall be distributed in accordance with Section 7.6 as soon as practicable following the Participant's Normal Retirement Date. Notwithstanding the preceding sentence, the following rules shall apply for purposes of determining the benefit commencement date for any Participant or Beneficiary:

         (a)      Cash-Out of Small Amounts. If the vested portion of a
                  -------------------------
                  Participant's Accounts does not exceed $5,000, the Administrative Committee shall direct the Trustee to distribute such amount to the Participant (or to the Beneficiary, if appropriate) in a single sum without the consent of the Participant. The remaining portion shall be treated as a Forfeiture. A distribution pursuant to this subsection shall be made as soon as administratively practicable following the Participant's Termination of Employment.

         (b)      Restrictions on Immediate Distribution. If the vested portion
                  --------------------------------------
                  of a Participant's Accounts exceeds $5,000, the Participant must consent to any distribution commencing prior to his Normal Retirement Date; provided, however, that consent under this subsection is not required to make distributions necessary to satisfy Code Section 401(a)(9), 401(k)(3), 401(m), 402(g) or 415. In order for a distribution to commence prior to a Participant's Normal Retirement Date, the Participant must elect such a distribution electronically via telephone or in any such manner prescribed by the Administrative Committee. The Trustee shall forward a federally mandated tax notice to the Participant as described in Code Sections 411(a)(11) and 402(f). The Participant must then telephone the Trustee to request payment of his distribution no earlier than seven days and no later than 30 days after the date of his distribution election. If the Participant fails to do so within this prescribed time period, the distribution request shall be canceled. Distributions made pursuant to such Participant election shall be valued as of the Accounting Date on which the Participant makes his final request for distribution.

         (c)      Commencement Date in Absence of Participant Direction. Subject
                  -----------------------------------------------------
                  to Section 10.6, unless a Participant elects otherwise (in the time and manner prescribed by the Administrative Committee), distribution of a Participant's Accounts which are distributable in accordance with Sections 7.1 or 7.2 shall commence no later than the 60th day after the end of the Plan Year in which the latest of (i), (ii) or (iii) below occurs.

                  (i)      The Participant's Normal Retirement Date;

                  (ii) The date of the Participant's Termination of Employment; or

                  (iii)    The 5th anniversary of his initial Plan
                           participation.

         (d)      Benefit Commencement Date of Beneficiary. If a Participant
                  ----------------------------------------
                  dies prior to the commencement of his benefits, and the vested portion of the Participant's Accounts exceeds $5,000, benefits payable to his Spouse or other Beneficiary shall commence in accordance with the election of such Spouse or Beneficiary, pursuant to Section 7.6. Notwithstanding the foregoing, the commencement and duration of benefit payments to Spouses and other Beneficiaries shall be subject to the requirements of Code Section 401(a)(9), as described in Sections 7.9 and 7.10. In addition, no benefits shall be paid to any Spouse or other Beneficiary prior to the completion by the Administrative Committee of its determination of the status of such Spouse or other Beneficiary as a proper payee with respect to such Participant. If the Participant's surviving Spouse dies prior to commencement of such benefits, the benefits payable to any contingent Beneficiary shall commence no later than December 31 of the calendar year following the calendar year in which such surviving Spouse's date of death occurs. For purposes of this subsection, a Participant's benefits shall be deemed to have commenced on the date the Participant requests payment of his distribution, in accordance with subsection (b).

         (e)      Alternate Payee Commencement Date. Benefits payable to a
                  ---------------------------------
                  former Spouse or other member or former member of the Participant's family pursuant to a Qualified Domestic Relations Order (as defined in Code Section 414(p)) will commence no sooner than the date the Administrative Committee or its delegate completes its determination that the order satisfies the requirements set forth in Code Section 414(p). If the value of the alternate payee's distribution does not exceed $5,000, it shall be distributed in a single sum without the consent of the alternate payee as soon as practicable following the date referred to in the preceding sentence. If the value of the alternate payee's distribution exceeds $5,000, then the commencement of benefits payable to the alternate payee shall be made at the time prescribed by the terms of the Qualified Domestic Relations Order, subject, however, to the rules set forth herein as applied to the applicable Participant. For such purpose, the alternate payee shall have the same payment options as are available to Participants other than a joint and survivor annuity with the alternate payee's subsequent spouse.

         (f)      Minimum Required Distribution Rules. The requirements of this
                  -----------------------------------
                  subsection are intended to reflect the applicable rules of Code Section 401(a)(9) for pre-death distributions and shall take precedence over any inconsistent provisions of the Plan. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's "required beginning date."

                           (1) Participants Who Are Not 5%-Owners. The
                               ----------------------------------
                  provisions of this paragraph shall apply only to a Participant who was not a 5%-owner (as defined in Code Section 416(i)) at any time during the Plan Year in which the Participant attains age 70 1/2. With respect to a Participant who attains age 70 1/2 during the 1996 Plan Year, such Participant's required beginning date shall be April 1, 1997 unless that Participant makes an election, in the time and manner prescribed by the Administrative Committee, to defer commencement until after his Termination of Employment. With respect to a Participant who attains age 70 1/2 on or after January 1, 1997, the required beginning date is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 and (ii) subject to subsection
                  (c) above, the calendar year in which contains the Participant's Termination of Employment. Notwithstanding the preceding sentence, to the extent required by U.S. Treasury Regulations or other guidance of general applicability of the Internal Revenue Service, a Participant's required beginning date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, if the Participant so elects.

                           (2) 5%-Owners. The required beginning date of a
                               ---------
                  Participant who is a 5%-owner (as described above) is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  If the Participant's benefit is to be distributed pursuant to this subsection in the form of installments, the following minimum distribution rules shall apply on or after the required beginning date:

                  (i)      If a Participant's benefit is to be distributed over
                           (A) a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and Beneficiary or (B) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year must be at least equal to the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  (ii) Life expectancy (or joint life expectancy) shall be calculated by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Except as provided in Section 7.10(e), life expectancy shall not be recalculated.

                  The hierarchy for distributions required to be made pursuant to this subsection (f) shall be the hierarchy applicable to installment distributions provided in Section 7.6(c).

The date on which distribution of a Participant's Accounts to a Participant or Beneficiary commences under this Section 7.5 is his "Benefit Commencement Date."

         7.6. Methods of Benefit Payment. Participants and, if applicable,
              --------------------------
Beneficiaries shall make elections regarding the methods of benefit payments in such manner and at such times as the Administrative Committee shall require. A Participant's Accounts shall be distributed to him, or in the event of his death to his Beneficiary, in one of the following methods:

         (a)      Single Sum Form of Payment. This is the normal form of benefit
                  --------------------------
                  payment. Unless an optional method of payment is elected by the Participant in accordance with subsection (b), (c), or (d) below, or by the Participant's Beneficiaries in accordance with subsection (c) or (d) below, the Participant's Accounts will be distributed in a single sum, provided that if the Participant's Accounts exceed $5,000, distribution thereof in a single sum may not be made prior to certain designated times without the Participant's or Beneficiaries' consent, if required pursuant to Section 7.5.

         (b)      Optional Annuity Forms of Payment. If the Participant's
                  ---------------------------------
                  Accounts exceed the $5,000, he may elect to have his Accounts distributed in the form of an annuity contract subject to the following restrictions:

                  (i)      Joint and Survivor Form. If a Participant elects to
                           -----------------------
                           have his Accounts distributed in an annuity form, he has a Spouse to whom he has been legally married for the entire one-year period ending on his Benefit Commencement Date and he does not elect (with the consent of his Spouse, as provided in Section 7.8) the optional form of payment under subparagraph (iii) below, then the Participant's Accounts shall be distributed by purchase of an annuity contract in the form of a Qualified

                           Joint and Survivor Annuity. A "Qualified Joint and Survivor Annuity" is an annuity for the life of the Participant with a survivor annuity for the life of his Spouse in an amount which is 50% of the annuity payable during the joint lives of the Participant and such Spouse.

                  (ii)     Pre-Retirement Survivor Form. If distribution of the
                           ----------------------------
                           Participant's Accounts does not commence prior to his death, he elects an annuity form of payment, he has a Spouse to whom he has been legally married for the entire one-year period ending on the date of his death and he has not elected (with the consent of his Spouse, as provided in Section 7.8) the optional form of payment under subparagraph (iii) below to his Beneficiary, then the Participant's Accounts shall be distributed by purchase of an annuity contract in the form of a Qualified Pre-Retirement Survivor Annuity. A "Qualified Pre-Retirement Survivor Annuity" is an annuity for the life of the Participant's surviving Spouse.

                  (iii)    Straight Life Annuity Form. If a Participant elects
                           --------------------------
                           an annuity form of payment and either (A) he does not have a Spouse to whom he has been legally married for the entire one-year period ending on the earlier of his Benefit Commencement Date or his date of death or
                           (B) he elects this form of payment with the consent of his Spouse (in accordance with Section 7.8), then the Participant's Accounts shall be distributed by purchase of an annuity contract in the form of a single life annuity payable over the life of the Participant or, if the Participant is deceased at the time the annuity is purchased, over the life of his Beneficiary, provided that no annuity will be purchased under this subparagraph (iii) for the benefit of more than one individual Beneficiary.

         (c)      Optional Installment Form of Payment. If the Participant's
                  ------------------------------------
                  Accounts exceed $5,000, the Participant or his Beneficiaries, as applicable, may elect to have the Participant's Accounts distributed in the form of substantially equal annual, semi-annual, quarterly or monthly installment payments. Such installment payments shall not be payable over a period of time in excess of the "maximum installment period" (as defined in Section 7.9). Installment distributions shall be deducted from the Participant's Accounts in the following order (and shall be deducted on a pro rata basis from the investment funds to which amounts in such Accounts are allocated):

                  (i) The portion of the Participant's After-Tax Account attributable to after-tax contributions made prior to 1987.

                  (ii) The portion of the Participant's After-Tax Account attributable to after-tax contributions made after 1986 (if any), and the portion of such account attributable to earnings, in the proportion prescribed by section 72 of the Code.

                  (iii)    Rollover Account.

                  (iv)     Prior Employer Matching Account;

                  (v)      Vested portion of Employer Matching Account.

                  (vi)     Profit Sharing Account.

                  (vii)    Transition Contribution Account.

                  (viii)   Before-Tax Account.

                  (ix)     Stock Grant Account.

         (d)      Partial Single Sum Form of Payment. A Participant or his
                  ----------------------------------
                  Beneficiaries, as applicable, may elect to have less than 100% of the Participant's Accounts paid in a single sum. Such election shall be made in accordance with the procedures described in Section 7.5(c). The hierarchy for distributions made pursuant to this subsection shall be the hierarchy applicable to installment distributions provided in subsection
                  (c) above.

Benefits may be distributed in cash or, if applicable, in whole shares of Company Common Stock from the Company Common Stock Fund, provided that property distributed in Company Common Stock may only be distributed if the requirements of Section 9.11 are satisfied. As part of the distribution election, a Participant or his Beneficiaries, as applicable, must indicate the amount, if any, of the balance in the Participant's Accounts invested in the Company Common Stock Fund that he wishes to receive in Company Common Stock.

         Neither the Employers nor the Administrative Committee shall be obligated to consider the tax effects upon a Participant, Spouse, or other Beneficiary of receipt by that Participant or such Spouse or other Beneficiary of Plan benefits. It shall be the responsibility of Participants to consider the tax effects of the time and manner of benefit distribution and the disposition of distributions upon receipt by a Participant, Spouse, or other Beneficiary.

         7.7.     Direct Rollovers. Notwithstanding any provision of the Plan to
                  ----------------
the contrary that would otherwise limit a distributee's election hereunder, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (a)      Notice of Rights. Each distributee shall be provided with a
                  ----------------
                  notice as described in Code Section 402(f) of his or her rights under this subsection no less than 30 days (or such shorter period permitted by applicable U.S. Treasury regulations) and no more than 90 days before the commencement of an eligible rollover distribution to the distributee from the Plan. Written consent of the distributee to the distribution must not be made before the distributee receives the notice and must not be made more than 90 days before such commencement.

         (b)      Definitions.
                  -----------

                  (i)      Eligible rollover distribution: An eligible rollover
                           ------------------------------
                           distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                           any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii)     Eligible retirement plan: An eligible retirement plan
                           ------------------------
                           is an individual retirement account described in Code
                           Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii)    Distributee: A distributee includes an Employee or
                           -----------
                           former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's divorced Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

                  (iv)     Direct rollover: A direct rollover is a payment by
                           ---------------
                           the Plan to the eligible retirement plan specified by the distributee.

         7.8. Married Participants - Waiver of Annuity Forms of Payment. In the
              ---------------------------------------------------------
case of a married Participant who elects the annuity form of payment, the Administrative Committee shall, at the time and in the manner specified in U.S. Treasury regulations, provide to the Participant in writing the applicable terms and conditions of the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity and the availability and financial effect of the election not to take such annuities. In the case of a married Participant who elects an annuity form of payment but wishes to choose a payment method other than the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity, an election to waive the Qualified Joint and Survivor Annuity shall be made in writing on an appropriate form filed with the Administrative Committee within the 90-day period ending on the date distribution is to begin. The Participant will receive a written explanation of the Qualified Joint and Survivor Annuity form of payment not more than 90 nor less than 30 days (or such shorter period permitted by U.S. Treasury regulations) prior to the date his distribution is to begin. A Participant's election to waive the Qualified Pre-Retirement Survivor Annuity shall be made in writing on an appropriate form filed with the Administrative Committee within an election period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant's death, except that if the Participant's Termination of Employment occurs before the first day of the Plan Year in which he attains 35 years of age, the election period shall begin on the date of such termination. Any such election to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity shall be effective only if either the Participant's Spouse consents to such waiver or it is established to the satisfaction of the Administrative Committee that the Participant has no Spouse or that such consent cannot be obtained because the Spouse cannot be located. Any such election may be revoked in writing at any time before distribution begins. Any such consent of a Participant's Spouse must be in writing, must acknowledge the effect of the election, must be limited to a benefit for a specific alternate Beneficiary or Beneficiaries (or class of Beneficiaries) and must be witnessed by a notary public or Plan representative. Any such consent by a Participant's Spouse shall not be valid with respect to any other Spouse. Any new election or change of Beneficiary shall require a new Spousal consent. Elections made in accordance with this Section 7.8 may be revoked or superseded by a new election made by the Participant.

         7.9. Maximum Installment Period. Except as expressly provided to the
              --------------------------
contrary in this ARTICLE VII, the period over which installment payments may be made with respect to any person shall be determined by the Participant. In no event will the period over which installment payments are made exceed a Participant's Maximum Installment Period. A Participant's "Maximum Installment Period" shall be determined pursuant to the following rules:

         (a)      Life Expectancy Limitation. In no event shall installment
                  --------------------------
                  payments be made over a period in excess of the life expectancy of the Participant or the life expectancy of the Participant and the Participant's designated Beneficiary. The Administrative Committee shall not adjust installment payments to take into account changes in the life expectancy of a Participant or of his Spouse or Beneficiary.

         (b)      Incidental Benefit Limitation. In no event will installment
                  -----------------------------
                  payments which commence during the lifetime of the Participant be scheduled over a period which would result in less than 50% of the value of the Participant's Accounts being distributed over the Participant's life expectancy, or which otherwise violates the incidental benefit rules of Code Section 401(a)(9), unless the Participant's Spouse is his Beneficiary.

         (c)      Death after Commencement of Benefits. If distribution of a
                  ------------------------------------
                  Participant's benefits over a period ("Prior Payment Period") not in excess of the period described in subsection (a) above has begun and the Participant dies before the entire balance in his Accounts has been distributed to him, the remaining portion shall be distributed over a period no longer than the remainder of the Prior Payment Period.

         (d)      Death before Commencement of Benefits. If a Participant dies
                  -------------------------------------
                  before the distribution of his benefits has begun, distribution of the entire balance in his Accounts shall be made no later than December 31 of the calendar year which contains the fifth anniversary of the Participant's death. However, such five-year limitation shall not apply in the case of any portion of the Accounts to be distributed to the Participant's designated Beneficiary if such portion is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary and such distribution begins not later than December 31 of the calendar year following the calendar year which contains the date of the Participant's death. Notwithstanding the foregoing, if the designated Beneficiary is the Participant's surviving Spouse, the date on which distribution must begin as provided in the preceding sentence shall not be earlier than December 31 of the calendar year in which the Participant would have attained age 70 1/2, had he survived. If the Participant's surviving Spouse dies before distribution begins, this subsection shall be applied as if the surviving Spouse were the Participant except that the provisions applicable to the surviving Spouse of a Participant shall not be applicable to a spouse of the Participant's surviving Spouse.

For purposes of this Section, a Participant's "Designated Beneficiary" means the Participant's Beneficiary determined in accordance with Section 7.11.

         7.10. Minimum Rate of Installment Payments. Except as expressly
               ------------------------------------
provided to the contrary in this ARTICLE VII, a Participant who has selected an installment method of payment may select the rate at which his benefits are paid, provided the rate or amount of such installment payments satisfies all of the following rules, to be applied in a uniform and nondiscriminatory manner:

         (a)      Dollar Limitation. The Administrative Committee may establish
                  -----------------
                  a minimum dollar amount for any installment payment.

         (b)      Frequency of Payment. Installments may be paid monthly,
                  --------------------
                  quarterly, semi-annually or annually.

         (c)      Equal Payments. Installments must be payable in substantially
                  --------------
                  equal amounts, provided that the Administrative Committee may adjust such amounts annually or more frequently to reflect earnings, losses or other adjustments to the Participant's Accounts.

         (d)      Incidental Benefit Limitation. In no event will installment
                  -----------------------------
                  payments which commence during the lifetime of the Participant be scheduled at a rate which would result in less than 50% of the value of the Participant's Accounts being distributed over the Participant's life expectancy, or which otherwise violates the incidental benefit rules of Code Section 401(a)(9), unless the Participant's Spouse is his Beneficiary.

         (e)      Rate of Payment Under Code Section 401(a)(9). Notwithstanding
                  --------------------------------------------
                  the provisions of Section 7.9 or any other provisions of this Section, the frequency, timing and rate at which installment payments are made to a Participant shall comply with the minimum rate of payment requirements of Section 401(a)(9) of the Code. Solely for purposes of such redetermination, the life expectancy of the Participant and his Spouse or Beneficiary may be adjusted as of such Plan Year end. The Administrative Committee shall redetermine the amount of such installment as of each subsequent Plan Year to assure continued compliance with such requirements but no further adjustments shall be made to reflect further changes in such life expectancies.

         (f)      Death after Commencement of Benefits. If distribution of a
                  ------------------------------------
                  Participant's benefits has begun and the Participant dies before the entire balance in his Accounts has been distributed to him, the remaining portion shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

         (g)      Death before Commencement of Benefits. If a Participant dies
                  -------------------------------------
                  before the distribution of his benefits has begun, distribution of the entire balance in his Accounts shall be made over the period specified in Section 7.9(d) and shall be payable in an amount and at a rate of payment which complies with the requirements of Code Section 401(a)(9). The Administrative Committee may redetermine the amount of such payments from time to time to assure continued compliance with such requirements.

         7.11. Surviving Spouse or Designated Beneficiaries. Except as provided
               --------------------------------------------
in this Section, a Participant's Spouse shall be his designated Beneficiary and any benefits remaining to be paid hereunder following a Participant's death shall be distributed to the Participant's surviving Spouse, if any. Except as provided below, any such benefits which remain to be paid following the death of the Participant's surviving Spouse shall be paid to the estate of the Participant's surviving Spouse. If there is no surviving Spouse or if the surviving Spouse of such Participant consents in the manner described below, the benefits remaining to be paid shall be distributed to the Participant's designated Beneficiary or Beneficiaries. A Beneficiary designation must be completed and filed with the Administrative Committee during the Participant's lifetime. A Beneficiary designation properly completed and filed with the Administrative Committee will cancel all such designations dated earlier. A Participant may designate contingent or successive Beneficiaries and may name natural persons, legal persons or entities, trusts, estates, trustees or legal representatives as the Beneficiaries. If a married Participant designates a Beneficiary or contingent Beneficiary other than his Spouse and the estate of such Spouse, the Participant's Spouse must consent in writing to such designation and such consent must be witnessed by a notary public or Plan representative. If the Spouse does not so consent, then such Beneficiary designation shall not be effective unless the Spouse dies before the Participant unless following the death of the Participant his surviving Spouse disclaims all rights to the Participant's benefits.

         If the Participant dies leaving no surviving Spouse and either (a) the Participant failed to file a valid beneficiary designation form, or (b) all persons designated on the beneficiary designation form have predeceased the Participant, the Participant's benefit shall be paid in the following order: (i) to the Participant's surviving children (including legally adopted children) in equal shares, (ii) to the Participant's surviving parents (including legally adoptive parents) in equal shares, (iii) to the Participant's surviving brothers and sisters in equal shares, then (iv) to the Participant's estate.

         7.12. Missing Beneficiaries of Deceased or Missing Participants.
               ----------------------------------------------------------
Subject to all applicable laws relating to unclaimed property, if the Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he is entitled to a Plan distribution, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if the Trustee has no knowledge of such Participant's or Beneficiary's whereabouts for three years after the date the notification was mailed (or if for three years after the date the notification was mailed to the Participant or Beneficiary he does not respond by informing the Trustee of his or her whereabouts), then, subject to the applicable state laws concerning escheat, the aggregate amount of such Participant's Accounts shall be treated as a Forfeiture and used to reduce Employer Matching Contributions, subject to the following:

         (a)      Restoration of Forfeiture. If following a Forfeiture under
                  -------------------------
                  this Section 7.12, the Participant or Beneficiary is located, the Forfeiture (unadjusted for subsequent earnings or losses), shall be restored by crediting such amount to the appropriate Accounts of the Participant as of the next Accounting Date.

         (b)      Source of Restoration. The amounts necessary to restore the
                  ---------------------
                  Forfeiture in accordance with (a) above shall be allocated for such purpose from Forfeitures not yet applied towards Employer Matching Contributions and if Forfeitures are not sufficient then from an initial allocation of Employer Matching Contributions to the extent necessary to satisfy such restoration, which special allocation shall reduce the amounts available for allocation to all other Participants in accordance with Section 6.9 as of the relevant Accounting Date. In lieu of such method of restoring the Forfeiture, the Participant's Employer may make a special contribution which shall be allocated solely for purposes of such restoration.

Participants and Beneficiaries are required to maintain current post office addresses on file with the Administrative Committee.

         7.13. Incapacitated Participants or Beneficiaries. If a Participant or
               -------------------------------------------
Beneficiary is incompetent or a minor, and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his care. The decision of the Administrative Committee in such matters shall be final, binding, and conclusive upon all affected or interested parties. Neither the Plan nor any representative of the Plan has any duty to see to the proper application of such payments.

         7.14. Reemployment after Distributions Commence. If a Participant has
               -----------------------------------------
elected an installment form of distribution, all such payments shall cease if the Participant is rehired as an Eligible Employee. The portion of the Accounts not distributed shall remain in such Participant's Accounts. Payments under an annuity contract shall continue during any period of reemployment.

         7.15. Erroneous Payments. All benefits under the Plan shall be paid to
               ------------------
the Participant, Spouse or Beneficiary entitled thereto ("Payee") in cash and/or in Company Common Stock, provided that if any such payment shall be made in error or in excess of the amount due, the Payee shall be required to return any such payment or excessive portion of any payment upon request of the Investment Committee.

         7.16. Finality of Distributions. Payments made in accordance with this
               -------------------------
ARTICLE VII shall discharge all liabilities for such payments under the Plan.

                                  ARTICLE VIII
                                  ------------

                              WITHDRAWALS AND LOANS


         8.1. Withdrawals. Except as provided in an applicable supplement or
              -----------
appendix to this Plan, Accounts of Participants who have not ceased to be Employees may be withdrawn in accordance with the following rules:

         (a)      After-Tax/Rollover Contributions. A Participant may elect to
                  --------------------------------
                  withdraw all or a portion of the total value (determined as of the date described below) of his After-Tax Account and/or Rollover Account including earnings thereon.

         (b)      Employer Matching, Prior Employer Matching, Transition
                  ------------------------------------------------------
                  Contribution and Profit Sharing Account Withdrawals. A
                  ---------------------------------------------------
                  Participant who would be fully vested in his Employer Matching Contributions under Section 7.1 or 7.2 if his Accounts were then distributable and who is fully vested and has completed five or more years of Plan participation may elect to withdraw all or a portion of the total value (determined as of the date described below) of his Employer Matching Account, Prior Employer Matching Account, Transition Contribution Account and Profit Sharing Account. The amount to be withdrawn is satisfied by reducing the value determined for each such Account by the amount requested to be withdrawn by the Participant, without regard to any distinction between contributions and earnings. A Participant who receives a withdrawal under this subsection (b) is ineligible to make Pay Deferral Contributions under Section 5.1 for a period of six months commencing on the first day of the first pay period following the date on which the Accounts are valued under this subsection for purposes of such withdrawal. Such Participant's Pay Deferral Contributions shall recommence on the first day of the first pay period following the date on which such Contributions were suspended and shall be at the same rate as in effect at the time of suspension (unless the Participant elects otherwise).

         (c)      Stock Grant Account. A Participant is not permitted to
                  -------------------
                  withdraw the shares contributed to his Stock Grant Account until he has incurred a Termination of Employment.

         (d)      Withdrawals after Age 59 1/2. Except as otherwise provided in
                  ----------------------------
                  an applicable supplement or appendix to this Plan, a Participant who has attained age 59 1/2 and who is fully vested and has completed five years of Plan participation may elect to withdraw 100% of the value (determined as of the date described below) of his Accounts other than his Stock Grant Account. Only one withdrawal per calendar month may be made pursuant to this subsection.

         (e)      Hardship Withdrawal. A Participant who has withdrawn all
                  -------------------
                  amounts permitted to be withdrawn under subsections (a), (b),
                  (c) and (d) above and who has established hardship (as described below) may elect to withdraw a specified dollar amount up to the total value (determined as of the date described below) of his vested Accounts, other than his Stock Grant Account, according to the hierarchy set forth in 1(h) below. Such withdrawals shall be subject to the following:

                  (i)      Immediate and Heavy Financial Need. A withdrawal
                           ----------------------------------
                           shall be deemed to be made on account of a hardship only if it is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances.

                  (ii)     Exhaustion of Other Resources. A withdrawal will not
                           -----------------------------
                           be deemed to be necessary to satisfy the immediate and heavy financial need requirement of subparagraph
                           (i) above unless the Participant has first obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers and Commonly Controlled Entities of the Employers. A withdrawal generally may be treated as necessary to satisfy the immediate and heavy financial need if the need cannot reasonably be relieved:

                           (A) Through reimbursement or compensation by insurance or otherwise;

                           (B)      By reasonable liquidation of the
                                    Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                           (C) By cessation of Pay Deferral Contributions under the Plan, and the cessation of any similar contributions under all qualified and nonqualified plans of deferred compensation maintained by the Participant's Employer or any Commonly Controlled Entity; or

                           (D) By other distributions or nontaxable loans (at the time of the loan) from the Plan or any other plan maintained by the Participant's Employer or any Commonly Controlled Entity, or by borrowing from commercial sources on reasonable commercial terms.

                           For purposes of this Section, the Participant's resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Participant. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

                  (iii)    Specific Hardship. A withdrawal shall be deemed to be
                           -----------------
                           made on account of an immediate and heavy financial need of a Participant if the withdrawal is made on account of:

                           (A)      Expenses for medical care described in Code
                                    Section 213(d) incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code
                                    Section 152);

                           (B) The purchase of a principal residence of the Participant (excluding mortgage payments);

                           (C) Payment of tuition, room and board, and related educational fees for the next 12 months of post-secondary education for the Participant, or his Spouse, children, or dependents (as defined in Code Section 152);

                           (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                           (E) Such other reasons as the Commissioner of Internal Revenue may prescribe.

                           The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                  (iv)     Withdrawal Limited to Need. A withdrawal shall not be
                           --------------------------
                           treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. This determination generally is to be made on the basis of all relevant facts and circumstances.

                  (v)      Impact of Withdrawal on Future Participation. Upon
                           --------------------------------------------
                           receiving a hardship withdrawal, a Participant shall be precluded from making any further Pay Deferral Contributions and from having further Employer Matching Contributions made on his behalf under the Plan or any other plan of deferred compensation maintained by his Employer or any Commonly Controlled Entity until the beginning of the first pay period coincident with or next following the end of a period of 12 months commencing with the date of such withdrawal. The Participant's Pay Deferral Contributions shall recommence at the same rate (unless the Participant elects otherwise); provided, however, that such Participant's Pay Deferral Contributions for the 12-month period beginning on the date the Suspension is lifted shall be limited to the limit described in Section 5.3 reduced by the amount of Pay Deferral Contributions made by the Participant during the Plan Year in which the withdrawal occurs. The denial of a Participant's request for a hardship withdrawal shall be treated as a denial of a claim for a benefit under the Plan, and shall thus be subject to the claim and review procedures set forth under Section 9.10.

         (f)      Requesting Withdrawals. A Participant may request a withdrawal
                  ----------------------
                  electronically via telephone or in any such manner prescribed by the Administrative Committee. Upon receipt and approval of a withdrawal request, the Trustee shall mail a federally mandated tax information notice to the Participant. To receive payment of a withdrawal, the Participant must telephone the Trustee (in the manner prescribed by the Administrative Committee) no earlier than seven days and no later than 30 days after the day he requested the withdrawal. If the Participant fails to telephone the Trustee within this period, the withdrawal request shall be canceled.

         (g)      Spousal Consent. No withdrawal shall be made to a married
                  ---------------
                  Participant who has elected to have his Accounts distributed in an annuity form unless the Participant's Spouse consents to the withdrawal in the manner prescribed by the Administrative Committee. Such consent must be in writing and witnessed by a notary public.

         (h)      Hierarchy. Hardship withdrawals shall be deducted from the
                  ---------
                  Participant's Accounts in the following order (and shall be deducted on a pro rata basis from the investment funds to which amounts in such Accounts are allocated):

                  (i) The portion of the Participant's After-Tax Account attributable to after-tax contributions made prior to 1987.

                  (ii) The portion of the Participant's After-Tax Account attributable to after-tax contributions made after 1986 (if any), and the portion of such account attributable to earnings, in the proportion prescribed by section 72 of the Code.

                  (iii)    Rollover Account.

                  (iv)     Prior Employer Matching Account

                  (v)      Vested portion of Employer Matching Account.

                  (vi)     Profit Sharing Account.

                  (vii)    Transition Contribution Account.

                  (viii)   Before-Tax Account.

After a withdrawal in accordance with this Section, amounts remaining in the Participant's Accounts, if any, shall continue to be held, invested and adjusted in accordance with the Plan and Trust Agreement until such amounts are subsequently withdrawn or otherwise distributable in accordance with ARTICLE
VII. Withdrawals under this Section shall ordinarily be based on a valuation of the applicable Accounts as of the Accounting Date immediately preceding the date on which such request is processed and/or approved by the Trustee or Administrative Committee. Actual distribution of amounts withdrawn shall ordinarily occur as soon as practicable after the request is processed.

         8.2. Loans to Participants. Loans shall be extended to Participants who
              ---------------------
are Employees of participating Employers (other than any Participant located outside of the United States who, at the time the loan is made, is not receiving regular payments of compensation under a United States payroll system), subject to the following rules:

         (a)      Authority. The Administrative Committee, upon request by a
                  ---------
                  Participant in the manner described in subsection (n) below, shall direct the Trustee to make a loan from the Trust Fund to a Participant.

         (b)      Loan Documents. Each loan shall be evidenced by a written
                  --------------
                  promissory note providing for repayment and interest. As described in subsection (n) below, the promissory note shall consist of a loan agreement, to which the Participant shall indicate his agreement by endorsing the loan check. The Administrative Committee shall make appropriate arrangements with the Trustee regarding the custody of such notes.

         (c)      Applicability. The Administrative Committee shall exercise its
                  -------------
                  authority under this Section in a manner which makes loans available to all eligible Plan Participants on a reasonably equivalent basis. Loans shall also be made available to any other person who has an account balance under the Plan if the person is a "party in interest" with respect to the Plan, as defined in section 3(14) of ERISA (each such person referred to in this Section as a "Participant").

         (d)      Frequency and Number. The Administrative Committee may
                  --------------------
                  establish conditions on the frequency and number of loans to Participants. As of the Effective Date, no Participant may have more than two loans outstanding at any given time.

         (e)      Term of Loan. The term of the loan will be for a period of
                  ------------
                  time not exceeding five years. Notwithstanding the foregoing, the term of the loan may be for a period of up to ten years if the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant in accordance with Section 72(p)(2) of the Code. The Administrative Committee shall be entitled to rely on any representation made by a Participant with regard to the purpose for which a loan is requested.

         (f)      Minimum Loan. From time to time the Administrative Committee
                  ------------
                  may establish a minimum loan amount, provided that such limitation shall not exceed $1,000. As of the Effective Date the minimum loan amount is $500.

         (g)      Maximum Loan. The principal amount of the loan may not exceed
                  ------------
                  the lesser of:

                  (i) $50,000, provided that such dollar limit shall be reduced by the highest outstanding balance of loans to the Participant from the Plan and any other "qualified employer plan" (as defined in Code Section 72(p)(4)) maintained by the Employer or any Commonly Controlled Entity of the Employer at any time in the prior 12 consecutive month period; or

                  (ii) 50% of the sum of the Participant's vested Accounts under this Plan (excluding the Participant's Stock Grant Account), provided that such percentage limit shall be reduced by the percentage of such Participant's Accounts which is then invested in any other loans.

                  The limitations of subparagraphs (i) and (ii) above shall be applied as of the Accounting Date immediately preceding or coincident with the day the loan is requested pursuant to the procedures specified in subsection
                  (n) below; provided, however, that the Participant's vested Accounts as of such request date shall be reduced by the amount of any withdrawals made to such Participant between the date of the loan request and the date such loan is processed by the Trustee.

         (h)      Interest Rate. The interest rate charged to Participants for
                  -------------
                  loans under this Section shall be determined by the Administrative Committee from time to time. The rate selected by the Administrative Committee for this purpose shall be a rate which the Administrative Committee determines is within the range of prevailing rates which would be charged by commercial lenders for loans of a similar type. For this purpose the Administrative Committee may rely on such evidence as it may deem reliable concerning such prevailing rates and all decisions of the Administrative Committee regarding such rates shall be conclusive. The interest rate applicable as of the Effective Date is the prime rate (as published in the Wall Street Journal on the last Accounting Date of the month preceding the month in which the loan is made) plus 1%.

         (i)      Security. Loans shall be secured by all of the balances in the
                  --------
                  Participant's Accounts, together with such additional collateral as the Administrative Committee may require either at the time of the loan or from time to time thereafter. In determining the adequacy of such security, the Administrative Committee shall not consider any non-vested portion of the Participant's Accounts and a Participant's vested Accounts shall not be considered adequate security unless immediately prior to disbursement of the loan the vested portions of the Participant's Accounts (as of the most recent Accounting Date) have an aggregate value equal to at least twice the sum of the face amount of such loan and the then outstanding balances of all prior loans to such Participant.

         (j)      Loan Fees. An application fee shall be charged against the
                  ---------
                  Participant's Account for each loan processed. The amount of such fee shall be established by the Administrative Committee from time to time. As of the Effective Date, such fee is $50.

         (k)      Repayment Terms. All Plan loans shall be repaid under a
                  ---------------
                  written repayment schedule by payroll deduction and shall be evidenced by a written promissory note payable to the Trustee. If a Participant with an outstanding loan incurs a Termination of Employment thereby making payroll deductions impossible, such Participant must repay the entire outstanding balance of the loan upon the earlier of (i) the expiration of the original term of the loan and (ii) the date which is 90 days after such Termination of Employment. In no event shall principal and interest payments be less frequent than quarterly on a level amortization basis in substantially nonincreasing installments. Loans may be prepaid in full at any time. Loan repayments under this Plan may be suspended with respect to a Participant in military service to the extent required by USERRA and in accordance with Section 414(u)(4) of the Code.

(l)               Distribution Prior to Loan Repayment. Notwithstanding any
                  ------------------------------------
                  other provision of the Plan, any distribution under this Plan to or on behalf of a Participant to whom one or more loans are then outstanding shall first be applied by the Trustee to reduce the outstanding balances of such loans. For this purpose loan reductions shall first be applied to satisfy any loan installments in default. Payments shall be applied to loans which are not in default pro rata.

         (m)      Events of Default. In the event of a default in payment of
                  -----------------
                  either principal or interest that is due under the terms of any loan, the Plan Administrator may declare the full amount of the loan due and payable and may take whatever action may be lawful to remedy the default. With respect to a Participant who terminates employment, default will be deemed to have occurred if any loan is not paid in full within 90 days following his Termination of Employment, as described in subsection (k) above. With respect to a Participant who is an Employee on an unpaid leave of absence, default will be deemed to have occurred if any payment is not made within one year following the due date for any payment of principal and/or interest for which no payment is made by the Participant. The Trustee may offset amounts owed by the Participant against Plan benefits owed to him or her without being in violation of
                  Section 11.2.

         (n)      Requesting Loans. A Participant may request a loan
                  ----------------
                  electronically via telephone or in any such manner prescribed by the Administrative Committee.

                  (i)      Non-Residential Loans. Upon receipt and approval of a
                           ---------------------
                           request for a non-residential loan, the Trustee shall mail a loan agreement (including a promissory note) along with a loan check to the Participant. By endorsing the check, the Participant shall indicate his agreement to the terms and conditions of the loan, as described in the loan agreement.

                  (ii)     Residential Loans. Upon receipt of a request for a
                           -----------------
                           loan to be used for the purchase of the Participant's primary residence, the Trustee shall send the Participant a loan agreement along with information as to what supporting documentation the Participant must submit in connection with such loan request. The Participant must then submit this supporting documentation within 30 days. If the loan request is approved, the Trustee shall mail a loan agreement (including a promissory note) along with a loan check to the Participant. By endorsing the check, the Participant shall indicate his agreement to the terms and conditions of the loan, as described in the loan agreement. If the loan request is denied, the Trustee shall notify the Participant and inform the Participant of the reason for such denial within a reasonable period of time after the loan request.

         (o)      Hierarchy. Loan amounts shall be deducted from the
                  ---------
                  Participant's Accounts in the following order (and shall be deducted on a pro rata basis from the investment funds to which amounts in such Accounts are allocated):

                  (i)      Matched portion of Before-Tax Account.

                  (ii)     Non-matched portion of Before-Tax Account.

                  (iii)    Transition Contribution Account.

                  (iv)     Prior Employer Matching Account.

                  (v)      Vested portion of Employer Matching Account.

                  (vi)     Profit Sharing Account.

                  (vii)    Rollover Account

                  (viii)   After-Tax Account.

                  Repayments of loan principal will be credited to the Participant's Accounts in the same order as above. Repayments of interest will be credited on a pro rata basis to the Accounts from which the loan was deducted. All loan repayments will be allocated to investment funds in accordance with the Participant's existing investment elections for the applicable Accounts.

                  Notwithstanding anything in this Section 8.2 to the contrary, neither the shares contributed to a Participant's Stock Grant Account nor the earnings thereon shall be available for loans.

         8.3. No Representation Regarding Tax Effect of Withdrawals or Loans.
              ---------------------------------------------------------------
Neither the Employers, the Administrative Committee, the Investment Committee, the Trustee nor any other Plan representative shall be construed as representing the tax effects of any withdrawals or loans made in accordance with this ARTICLE
VIII. It shall be the responsibility of Participants requesting withdrawals or loans to consider the tax effects of such withdrawals or loans.



                                   ARTICLE IX
                                   ----------

                                 PLAN COMMITTEES


         9.1. Membership of Administrative and Investment Committees. The
              ------------------------------------------------------
Administrative Committee, consisting of at least three persons, shall be appointed by the Compensation Committee of the Board of Directors. The Investment Committee, consisting of at least three persons, shall be appointed by the Finance Committee of the Board of Directors. The Secretary of the Company shall certify to the Trustee from time to time the appointment to (and termination from) office of each member of the Administrative Committee and the Investment Committee and the persons, if any, who are selected as secretaries of the Administrative Committee and the Investment Committee. The appointment of a member of either Committee and acceptance of such appointment by any person constitutes an agreement by and between the Company and such Committee member that the member, acting in concert with the other Committee members, shall have and will exercise the powers and duties described herein, including, with respect to the Administrative Committee, the power and duty to interpret this Plan and determine the benefits to which Participants are entitled hereunder.

         9.2. Administrative Committee Powers and Duties. The Administrative
              ------------------------------------------
Committee shall have such powers and duties necessary to discharge its duties hereunder, including, but not limited to, the following:

         (a) Within its complete and unfettered discretion to construe and interpret the terms of the Plan and Trust Agreement provisions and to resolve all questions arising under the Plan including questions of Plan participation, eligibility for benefits and the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder;

         (b) To prescribe procedures, rules and regulations to be followed by Employees, Participants, Beneficiaries and other persons or to be otherwise utilized in the efficient administration of the Plan consistent with the Trust;

         (c) To make determinations as to the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to afford any Participant or Beneficiary dissatisfied with such determination with rights pursuant to a claims procedure adopted by the Administrative Committee;

         (d) To enforce the Plan in accordance with the terms of the Plan and the Trust and to enforce its procedures, rules and regulations;

         (e) To be responsible for the preparation and maintenance of records necessary to determine the rights and benefits of Employees, Participants and Beneficiaries or other persons under the Plan and the Trust and to request and receive from the Employers such information necessary to prepare such records;

         (f) To prepare and distribute in such manner as it deems appropriate and to prepare and file with appropriate government agencies information, disclosures, descriptions and reporting documents regarding the Plan, and in the preparation and review of such reports the Administrative Committee is entitled to rely upon information supplied to it by the Employees, accountants, counsel, actuaries, the Investment Managers and any insurance institutions described in the Trust Agreement;

         (g) To appoint or employ individuals to assist in the administration of the Plan and other agents (corporate or individual) that the Administrative Committee deems advisable, including legal counsel and such clerical, medical, accounting, auditing, actuarial and other services as the Administrative Committee may require in carrying out the provisions of the Plan. However, no agent except an Investment Manager or fiduciary named in the Plan shall be appointed or employed in a position that would require or permit him or her: (i) to exercise discretionary authority or control over the acquisition, disposition or management of Trust assets;
                  (ii) to render investment advice for a fee; or (iii) to exercise discretionary authority or responsibility for Plan administration;

         (h) To cause to be prepared and to cause to be distributed, in such manner as the Trustee determines to be appropriate, information explaining the Plan and Trust;

         (i) To furnish to the Employers upon request such annual or other reports with respect to the administration of the Plan as are reasonable and appropriate;

         (j) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, receipts and disbursements, and assets of the Trust; and

         (k)      To discharge all other duties set forth in the Plan.

The Administrative Committee has no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan.

         9.3. Investment Committee Powers and Duties. The Investment Committee
              --------------------------------------
has such powers necessary to discharge its duties hereunder, including, but not limited to, the following:

         (a) To establish and from time to time revise the investment policy of the Plan, to communicate and consult with the Company, the Administrative Committee and the Trustee and any Investment Manager or insurance institution regarding the investment policy applicable to the Plan as a whole or to any individual investment fund;

         (b) To supervise the performance by the Trustee and any Investment Manager or insurance institution regarding their responsibilities under the Plan and Trust. The Investment Committee shall review and analyze performance information supplied by the Trustee and the Investment Managers or insurance institutions to the Investment Committee and/or any such performance information obtained independently by the Investment Committee and shall report the results of such analysis to the Finance Committee of the Board of Directors from time to time in such form and with such degree of frequency as the Investment Committee shall determine proper. Such responsibilities of the Investment Committee with respect to supervision, review and analysis shall be performed no less frequently than once each Plan Year and shall ordinarily not be required more frequently than once each calendar quarter. The Trustee, Investment Managers and insurance institutions have been allocated the responsibility for day-to-day investment management of the Plan and Trust and the responsibilities of the Investment Committee hereunder are not intended to relieve the Trustee, Investment Managers or insurance institutions of such on-going investment management responsibilities;

         (c) To instruct the Trustee, the Investment Managers and insurance institutions with respect to the proper application of contributions made under the Plan;

         (d) To determine the proper allocation of investment responsibilities with respect to the assets of the Plan between the Trustee and any Investment Manager or insurance institution acting hereunder or under the terms of the Trust and to allocate fiduciary responsibilities among these parties;

         (e) To the extent not provided to the contrary in the Trust Agreement, to appoint the Trustee and any Investment Managers or insurance institutions, to direct the establishment of any investment fund and to remove the Trustee and any Investment Managers or insurance institutions or appoint additional Trustees, Investment Managers or insurance institutions;

         (f) To review any accounts submitted by the Trustee and any Investment Managers or insurance institutions and to report to the Finance Committee of the Board of Directors with respect to any such accounts;

         (g) Following the Administrative Committee's determination of the benefit rights of any Participant or Beneficiary, to aggregate information concerning such benefits and authorize and direct the Trustee with respect to the commencement, modification or cessation of such benefit payments;

         (h) To supervise the performance of fiduciary responsibilities by others including the Trustee and any Investment Managers;

         (i) To appoint and utilize the services of administrative staff employees of the Company and the other Employers for the performance of duties delegated to the Investment Committee hereunder and to rely upon information received from such staff employees; provided that in both cases the Investment Committee reasonably believes the performance of such services and the preparation of such information is within the competence of such staff employees;

         (j) To furnish to the Employers, upon reasonable request, such annual or other reports as the Employers deem necessary regarding the administration of the Plan; and

         (k) To employ reputable agents (who may also be Employees) and to delegate to them any of the administrative powers or duties imposed upon the Investment Committee or the Employers.

         9.4. Conflicts of Interest. No member of the Administrative Committee
              ---------------------
or the Investment Committee shall participate in any action on matters involving solely such member's rights or benefits as a Participant under the Plan.

         9.5. Compensation; Reimbursement. No member of the Administrative
              ---------------------------
Committee or the Investment Committee shall receive compensation for his services, but the Employers shall reimburse him for any necessary expenses incurred in the discharge of his duties.

         9.6. Standard of Care. The Administrative Committee and the Investment
              ----------------
Committee shall perform their duties under this Plan in accordance with the terms of this document and the Trust Agreement solely in the interest of the Participants and for the exclusive purposes of providing retirement benefits to Participants and defraying the reasonable expenses of Plan administration and operation. The Administrative Committee and the Investment Committee shall also perform their duties under this Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims.

         9.7. Action by Committees. Action by each Plan Committee (i.e., the
              --------------------
Administrative Committee and the Investment Committee) is subject to the following special rules:

         (a) Each Committee may act by meeting or by document signed without meeting and documents may be signed through the use of a single document or concurrent documents.

         (b) Each Committee shall act by a majority, and such action shall be as effective as if such action had been taken by all Committee members, provided that by majority action one or more Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Committee members.

         (c) Each Committee may, but is not required to, select a secretary, who may but need not be a Committee member, and the certificate of such secretary that the Committee has taken or authorized any action shall be conclusive in favor of any person relying upon such certificate.

         (d) Each Committee may act through agents or other delegates and may retain legal counsel, auditors or other specialists (who may also be Employees) to aid in the Committee's performance of its responsibilities.

         9.8. Resignation or Removal of Committee Member. Any person serving as
              ------------------------------------------
an Administrative Committee member may resign from such Committee at any time by written notice to the Compensation Committee of the Board of Directors or may be removed by the Compensation Committee at any time by written notice to such member. Any person serving as an Investment Committee member may resign from such Committee at any time by written notice to the Finance Committee of the Board of Directors or may be removed by the Finance Committee at any time by written notice to such member. The Compensation Committee shall fill any vacancy in the membership of the Administrative Committee as soon as practicable. The Finance Committee Company shall fill any vacancy in the membership of the Investment Committee as soon as practicable. Until any such vacancy is filled, the remaining members of the applicable Committee may exercise all of the powers, rights and duties conferred on the such Committee.

         9.9. Uniform Application of Rules by Administrative Committee. The
              --------------------------------------------------------
Administrative Committee shall apply all rules, regulations, procedures and decisions uniformly and consistently to all Employees and Participants similarly situated. Any ruling, regulation, procedure or decision of the Administrative Committee which is not inconsistent with the provisions of the Plan or the Trust shall be conclusive and binding upon all persons affected by it. There shall be no appeal of any ruling by the Administrative Committee which is within its authority, except as provided in Section 9.10 below. When making a determination or a calculation, the Administrative Committee is entitled to rely on information supplied by the Employer, Trustee, Investment Managers, insurance institutions, accountants and other professionals including legal counsel for the Company.

         9.10. Claims Procedure. Each person entitled to benefits under the Plan
               ----------------
(the "Applicant") must submit a written claim for benefits to the Administrative Committee. If a claim for benefits by the Applicant is denied, in whole or in part, the Administrative Committee shall furnish the Applicant within 90 days after receipt of such claim (or within 180 days after receipt if special circumstances require an extension of time), a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this Section 9.10. Any Applicant whose claim is denied under the provisions described above, or who has not received from the Administrative Committee a response to his claim within the time periods specified in the provisions described above may request a review of the denied claim by written request to the Administrative Committee within 60 days after receiving notice of the denial. In connection with such request, the Applicant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such a request is made, the Administrative Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the request, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the extension shall be given to the Applicant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based. No person entitled to benefits under the Plan shall have any right to seek review of a denial of benefits, or to bring any action to enforce a claim for benefits, in any court prior to his filing a claim for benefits and exhausting all of his rights under this Section 9.10. Although not required to do so, an Applicant may choose to state the reason or reasons he believes he is entitled to benefits, and may choose to submit written evidence, during the initial claim process or review of claim denial process. However, failure to state any such reason or submit such evidence during the initial claim process or review of claim denial process, or by written notice to the Administrative Committee within 60 days of the date of the decision on the review of the claim denial, shall permanently bar the Applicant, and his successors in interest, from raising such reason or submitting such evidence in any forum at any later date.

         9.11. Investments in Company Common Stock. The Investment Committee is
               -----------------------------------
responsible for directing the Trustee with respect to investments of Plan assets in Company Common Stock. In connection with such investments, the Investment Committee has the authority to cause the Trustee to exercise or sell in the open market any options, rights or warrants which entitle the Plan to subscribe to or purchase shares of Company Common Stock. As provided in Section 6.6, the Investment Committee is responsible for determining the appropriate value for Company Common Stock contributed to the Plan or purchased by the Plan. Notwithstanding the foregoing, all certificates for shares of Company Common Stock held on behalf of the Plan shall be in the custody of the Trustee and shall be held in the name of the Trustee or a nominee of the Trustee. Prior to any distribution of Plan assets in the form of Company Common Stock pursuant to
Section 10.6 or any other provision of the Plan, the Investment Committee shall cause such Common Stock held by the Trust, to the extent not registered under the Securities Act of 1933, to be registered to the extent required under said Act.

                                   ARTICLE X
                                   ---------

                      AMENDMENT, TERMINATION OR PLAN MERGER


         10.1. Amendment. The Administrative Committee shall have the right at
               ---------
any time to amend in whole or in part any or all of the provisions of this Plan except as expressly set forth below:

         (a) Except as expressly provided in Section 11.14 below, no amendment may result in, authorize or permit any part of the Trust Fund, the income from the Trust Fund or any Plan assets to be distributed to or for the benefit of anyone other than the Participants and any other persons entitled to benefits under the Plan.

         (b) No amendment may be adopted which will reduce any Participant's benefits to an amount less than the benefit that the Participant would be entitled to receive if he had resigned from the employ of the Employers and all Commonly Controlled Entities of the Employers immediately prior to the effective date of such amendment.

         (c) No amendment may increase the duties of either the Administrative Committee or the Investment Committee without its consent.

         10.2. Plan Termination. The Plan will terminate as to all Employers on
               ----------------
the earlier of the date the Plan is terminated by the Company with respect to all Employers or the earliest date on which one of the events described in subsections (a) through (d) below has occurred with respect to all Employers. The Plan will terminate with respect to an individual Employer on the first to occur of the following dates:

         (a) Any date that the Plan is terminated with respect to an individual Employer by action of that Employer, provided that the Company and the Trustee have been given prior written notice of such termination and provided that the Company does not elect to continue the Plan as it applies to such Employer.

         (b) Any date that the Employer is judicially declared bankrupt or insolvent unless the Company elects to continue the Plan as it applies to such Employer.

         (c) Any date an Employer completely discontinues its contributions under the Plan unless the Company elects to continue such contributions.

         (d) Any date the Employer is dissolved, merged, consolidated or reorganized or the date on which the assets of the Employer are completely or substantially sold, unless arrangements have been made whereby the Plan will be continued by the Company or the other Employers or by a successor to the Employer or purchaser of its assets under Section 10.3.

         10.3. Continuation by a Successor or Purchaser. The Plan and the Trust
               ----------------------------------------
shall not terminate with respect to an Employer in the event of dissolution, merger, consolidation or reorganization of such Employer or sale by such Employer of its entire assets or substantially all of its assets if arrangements are made in writing among the Employer, the Company and any successor to the Employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the Plan and the Trust. If such arrangements are made, such successor or purchaser shall be substituted for the Employer under the Plan and the Trust.

         10.4. Plan Merger or Consolidation. The Company may cause the Plan or
               ----------------------------
the Trust or both to be merged or consolidated with, or may transfer the assets or liabilities under the Plan to, any other qualified plan or from any other qualified plan, provided that the documents and other arrangements regarding such merger, consolidation or transfer provide safeguards which would cause each Participant in the Plan, if the Plan terminated, to receive a benefit in the event of a termination immediately after such merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.

         10.5. Notice to Participants of Amendments, Terminations or Plan
               ----------------------------------------------------------
Mergers. Participants shall be notified by the Company within a reasonable time
-------
following any significant amendment, termination, Plan merger or consolidation. The Administrative Committee, in its sole discretion, shall determine whether an amendment is "significant" for purposes of the preceding sentence.

         10.6. Vesting and Distribution on Termination. There shall be no
               ---------------------------------------
Employer contributions (including Pay Deferral Contributions) after the date the Plan terminates. However, the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions) which in the sole opinion of the Trustee are necessary, shall remain in full force and effect until all the assets of the Plan are distributed in accordance with the terms of the Plan and the Trust. The benefits of each Participant affected by a termination or partial termination will be fully vested and will be payable to such Participant in a lump sum as soon as practicable, unless other arrangements are previously made in accordance with ARTICLE VII. Notwithstanding the foregoing, if the Plan assets to be distributed to Participants in accordance with this Section 10.6 include Company Common Stock, prior to such distribution the Company shall cooperate with the Investment Committee to cause all such Company Common Stock, to the extent not registered under the Securities Act of 1933, to be registered to the extent required under said Act.



                                   ARTICLE XI
                                   ----------

                               GENERAL PROVISIONS


         11.1. No Employment Guarantee. The establishment of the Plan, any
               -----------------------
modification thereof, the creation of any fund or Account, or the payment of any benefits shall not be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Administrative Committee, the Investment Committee, the Trustee or any Plan representative except as herein provided. Under no circumstances shall the terms of employment with the Employer of any Participant be modified or in any way affected hereby. The maintenance of this Plan shall not constitute a contract of employment with the Employer. Participation in the Plan will not give any Participant a right to be retained as an Employee of any Employer.

         11.2. Nonalienation of Plan Benefits. The rights or interests of any
               ------------------------------
Participant or any Beneficiary to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal proceeding or process by any creditor of any such Participant or Beneficiary nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, attach, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under the Plan except as may be required by the tax withholding provisions of the Code or of a state's income tax act, or as may be required by Section 8.2.

         (a) The rule against alienation in this Section 11.2 shall not apply to a "Qualified Domestic Relations Order" (as defined in Code Section 414(p)). The Administrative Committee shall establish written procedures consistent with Code Section 414(p) and ERISA Section 206(d)(3) to determine the qualified status of any domestic relations order.

         (b) The rule against alienation in this Section 11.2 shall not apply, to the extent permitted by law, to any offset of a Participant's benefits under the Plan against an amount that the Participant is ordered or required to pay to the Plan pursuant to (i) a judgment of conviction for a crime involving the Plan, (ii) a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or (iii) a settlement agreement between the Secretary of Labor and the Participant or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA.

         11.3. Action by an Employer. Action required or permitted to be taken
               ---------------------
by an Employer may be taken by action of the board of directors of that Employer or by a person or committee of persons authorized to act by said board. The Company's powers may be exercised by the Board of Directors or a person or committee of persons authorized to act by the Board of Directors or by the Company's chief executive officer or his delegate.

         11.4. Applicable Law. The Plan and Trust shall be construed in
               --------------
accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, this Plan shall be construed in accordance with the laws of California.

         11.5. Participant Litigation. In any action or proceeding regarding the
               ----------------------
Plan assets or any property constituting a portion or all thereof or regarding the administration of the Plan, Employees or former employees of the Employers or their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Employers, the Administrative Committee, the Investment Committee or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the costs to the Employers, the Administrative Committee, the Investment Committee or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Employers, the Administrative Committee, the Investment Committee, the Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.

         11.6. Participant and Beneficiary Duties. Each person entitled to
               ----------------------------------
benefits under the Plan shall furnish the Administrative Committee with all appropriate documents, evidence, data or information which the Administrative Committee considers necessary or desirable in administering the Plan.

         11.7. Individual Account Statements. At least once each year the
               -----------------------------
Administrative Committee will issue to each Participant an Account Balance statement. As of the Effective Date, such statements are provided quarterly.

         11.8. Gender and Number. Words denoting the masculine gender shall
               -----------------
include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.

         11.9. Adequacy of Evidence. Evidence which is required of anyone under
               --------------------
this Plan shall be executed or presented by proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the Administrative Committee, the Trustee, the Employer or other persons acting on such evidence consider pertinent and reliable.

         11.10. Notice to Participants and Beneficiaries. A notice mailed to a
                ----------------------------------------
Participant or Beneficiary at his last address filed with the Administrative Committee will be binding on the Participant or Beneficiary for all purposes of the Plan.

         11.11. Waiver of Notice. To the extent permitted by applicable law, any
                ----------------
notice under this Plan may be wholly or partially waived by the person entitled to notice.

         11.12. Successors. This Plan and the Trust will be binding on all
                ----------
persons entitled to benefits hereunder and their respective heirs and legal representatives, and on the Administrative Committee, the Investment Committee, the Trustee and their successors.

         11.13. Severability. If any provision of the Plan is held illegal or
                ------------
invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         11.14. Nonreversion. Except as provided below, the Employers have no
                ------------
right, title or interest in the assets of the Plan or in the Trust Fund and no portion of the Trust Fund or the assets of the Plan or interest therein shall at any time revert or be repaid to the Employers. Notwithstanding the preceding sentence, the following Employer contributions or Participant contributions may be returned to the Employer or the Participant, as the case may be:

         (a) The Employer contributions which cannot be credited to a Participant's Account because of the limitations of Sections
                  4.3 or 4.4 may be returned to the Employer.

         (b) Employer contributions which are conditioned upon their deductibility under Code Section 404 shall be returned to the applicable Employer or Employers to the extent any such contributions are determined to be nondeductible. Employer contributions and Participant contributions which are made as a result of a mistake of fact may be returned to the Employer or the Participant making those contributions. Employer contributions may only be repaid under this subsection within 12 months after the date the error or nondeductibility is discovered by the Employer.

         (c) Employer contributions which are conditioned upon qualification of the Plan and the Trust may be returned to the Employer if the Plan is not initially determined to be qualified.

         11.15. Qualification of Plan and Trust. The Trust and the Plan taken
                -------------------------------
together are intended to qualify under Section 401(a) so as to be tax-exempt under Section 501(a) of the Code, as amended. Each of the Trust and the Plan shall also be deemed to be mutually incorporated by reference and to implement and form a part of each other such document. Unless and until advised to the contrary, the Administrative Committee, the Investment Committee, the Trustee, any Investment Managers, any insurance institutions and persons dealing with them shall be entitled to assume that the Trust and this Plan are so qualified and tax-exempt.

         11.16. Certain Indemnification. To the extent permitted by applicable
                -----------------------
law and to the extent that he is not indemnified or saved harmless under any liability insurance contracts, any present or former Administrative Committee or Investment Committee member and any officer, Employee or director of any Employer or its subsidiaries or affiliates shall be indemnified and saved harmless by the Employers from and against any and all liabilities or allegations of liability, joint or several to which he may be subjected by reason of any act done or omitted to be done in good faith in the administration and operation of the Plan and Trust (and for the acts and omissions of his agents or co-fiduciaries), including all expenses reasonably incurred in the defense of any action, suit or proceeding (including reasonable attorneys' fees and reasonable costs of settlement) in the event that the Employers fail to provide such defense after having been requested to do so.

         11.17. Voice Response Unit Deemed Written Consent. Where the written
                ------------------------------------------
consent of a Participant, Spouse, Beneficiary, or alternate payee is required pursuant to the terms of the Plan and/or applicable law, electronic telephone entries made by any such individual via the Company's automated "voice response unit" system shall constitute such written consent for purposes of the Code and U.S. Treasury regulations.



                                  ARTICLE XII
                                  -----------

                             SPECIAL TOP-HEAVY RULES

         12.1. Application. Notwithstanding any provisions of the Plan to the
               -----------
contrary, the provisions of this ARTICLE XII shall apply and be effective for any Plan Year for which the Plan shall be determined to be a "Top-Heavy Plan" as provided and defined herein.

         12.2. Special Terms. For purposes of this ARTICLE XII, the following
               -------------
terms shall have the following meanings:

         (a)      "Aggregate Benefit" means the sum of:

                  (i) The present value of the accrued benefit under each and all defined benefit plans in the Aggregation Group determined on each plan's individual Determination Date as if there were a Termination of Employment on the most recent date the plan is valued by an actuary for purposes of computing plan costs under Section 412 of the Code within the 12-month period ending on the Determination Date of each such plan, but with respect to the first plan year of any such plan determined by taking into account the estimated accrued benefit as of the Determination Date; provided that the actuarial assumptions to be applied for purposes of this subparagraph (i) shall be the same assumptions as those applied for purposes of determining the actuarial equivalents of optional benefits under the particular plan, except that the interest rate assumption shall be 5%;

                  (ii) The present value of the accrued benefit (i.e., account balances) under each and all defined contribution plans in the Aggregation Group, valued as of the valuation date coinciding with or immediately preceding the Determination Date of each such plan, including (A) contributions made after the valuation date but on or prior to the Determination Date, (B) with respect to the first plan year of any plan, any contribution made subsequent to the Determination Date but allocable as of any date in the first plan year or (C) with respect to any defined contribution plan subject to Section 412 of the Code, any contribution made after the Determination Date that is allocable as of a date on or prior to the Determination Date; and

                  (iii) The sum of each and all amounts distributed (other than a rollover or plan-to-plan transfer) from any Aggregation Group Plan, plus a rollover or plan-to-plan transfer initiated by the Employee and made to a plan which is not an Aggregation Group Plan within the Current Plan Year or within the preceding four plan years of any such plan, provided such amounts are not already included in the present value of the accrued benefits as of the valuation date coincident with or immediately preceding the Determination Date.

                  The Aggregate Benefit shall not include the value of any rollover or plan-to-plan transfer to an Aggregation Group Plan, the contribution or transfer of which was initiated by a Participant, was from a plan which was not an Aggregation Group Plan and was made after December 31, 1983, nor shall the Aggregate Benefit include the value of employee contributions which are deductible pursuant to Section 219 of the Code.

         (b) "Aggregation Group" means the Plan and any plan (including a plan that has terminated) which is described in Section 401(a) of the Code, is an annuity contract described in Section 403(a) of the Code, is a simplified employee pension described in Section 408(k) of the Code or is a simple retirement account described in Section 408(p) of the Code maintained or adopted by an Employer or a Commonly Controlled Entity of the Employer in the Current Plan Year or one of the four preceding Plan Years which is either a "Required Aggregation Group" or a "Permissive Aggregation Group."

                  (i) A "Required Aggregation Group" means all Aggregation Group Plans (A) in which a Key Employee participates or (B) which enable any Aggregation Group Plan in which a Key Employee participates to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code;

                  (ii) A "Permissive Aggregation Group" means all Aggregation Group Plans included in the Required Aggregation Group, plus one or more other Aggregation Group Plans as designated by the Administrative Committee in its sole discretion, which satisfy the requirements of Section 401(a)(4) and Section 410 of the Code when considered with the other component plans of the Required Aggregation Group.

         (c) "Aggregation Group Plan" means the Plan and each other plan in the Aggregation Group.

         (d) "Current Plan Year" means (i) with respect to the Plan, the Plan Year in which the Determination Date occurs, and (ii) with respect to each other Aggregation Group Plan, the plan year of such other plan in which occurs the Determination Date of such other plan.

         (e) "Determination Date" means (i) with respect to the Plan and its Plan Year, the last day of the preceding Plan Year, or
                  (ii) with respect to any other Aggregation Group Plan in any calendar year during which the Plan is not the only component plan of an Aggregation Group, the determination date of each plan in such Aggregation Group to occur during the calendar year as determined under the provisions of each such plan.

         (f) "Former Key Employee" means an Employee (including a terminated Employee) who is not a Key Employee in the Current Plan Year nor during the four preceding Plan Years but who was a Key Employee at any time prior to the four preceding Plan Years.

         (g) "Key Employee" means an Employee (including a terminated Employee) who at any time during the Current Plan Year or at any time during the four preceding Plan Years is:

         (i) An officer of an Employer or a Commonly Controlled Entity of an Employer whose total Compensation from the Employer and the Commonly Controlled Entities during the Plan Year is greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code (as adjusted for cost-of-living increases by the Secretary of the Treasury) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of (A) 50 Employees, or (B) the greater of (1) three Employees or (2) 10% (rounded to the next whole integer) of the greatest number of Employees during the Current Plan Year or any of the preceding four Plan Years shall be considered as officers for this purpose. Such officers considered will be those with the greatest annual Compensation as an officer during the five-year period ending on the Determination Date;

         (ii) One of the ten employees who owns (or is considered to own within the meaning of Section 318 of the Code) more than a 1/2% interest in value and the largest percentage ownership interest in value in an Employer or a Commonly Controlled Entity of an Employer (considered separately), and whose total annual Compensation from the Employer and the Commonly Controlled Entity is not less than the amount specified in
                  Section 415(c)(1)(A) of the Code (as adjusted for cost-of-living increases by the Secretary of the Treasury) for the calendar year in which the Plan Year ends;

         (iii) A person who owns more than 5% of the value of the outstanding stock of an Employer or of any Commonly Controlled Entity of the Employer or more than 5% of the total combined voting power of all stock of the Employer or any Commonly Controlled Entity of the Employer (considered separately); or

         (iv) A person who owns more than 1% of the value of the outstanding stock of an Employer or a Commonly Controlled Entity of the Employer or more than 1% of the total combined voting power of all stock of the Employer or of the Commonly Controlled Entity (considered separately) and whose total annual Compensation from the Employer and the Commonly Controlled Entity is in excess of $150,000.

         The rules of Section 416(i)(1)(B) and (C) of the Code shall be applied for purposes of determining an Employee's ownership interest in an Employer or a Commonly Controlled Entity of an Employer for purposes of subparagraphs (iii) and (iv) above. For purposes of this subsection
         (g), "value" means fair market value. A Beneficiary (who would not otherwise be considered a Key Employee) of a deceased Key Employee shall be deemed to be a Key Employee in substitution for such deceased Key Employee.

(h) "Top-Heavy Plan" means the Plan with respect to any Plan Year if the Aggregate Benefit of all Key Employees or the Beneficiaries of Key Employees determined on the Determination Date is an amount in excess of 60% of the Aggregate

         Benefit of all persons who are Employees within the Current Plan Year, excluding Former Key Employees, plus the Aggregate Benefit of persons who have been Employees (but are not Former Key Employees) within the four preceding Plan Years but who are not Employees in the Current Plan Year. With respect to any calendar year during which the Plan is not the only Aggregation Group Plan, the ratio determined under the preceding sentence shall be computed based on the sum of the Aggregate Benefits of each Aggregation Group Plan totaled as of the last Determination Date of any Aggregation Group Plan to occur during the calendar year.

         12.3. Vested Percentage. For any Plan Year that the Plan is a Top-Heavy
               -----------------
Plan, the non-forfeitable percentage of the Employer Matching Account of any person who is an Employee for such Plan Year shall be determined under the vesting schedule in Section 7.2.

         12.4. Minimum Contribution. For any Plan Year that the Plan shall be a
               --------------------
Top-Heavy Plan, each Participant who is (a) an Eligible Employee but who is neither a Key Employee nor a Former Key Employee and (b) who is an Employee on the last day of the Plan Year regardless of how many Hours of Service he earned during the Plan Year shall have allocated to his Employer Matching Account the sum of Employer Matching Contributions in an amount equal to not less than the lesser of 3% of such Participant's Compensation, or an amount which is the same ratio or percentage of Employer Matching Contributions to such Compensation for the Plan Year as for the Key Employee who has the highest such ratio or percentage for the Plan Year. The amount of Employer Matching Contributions required to be allocated under this Section for any Plan Year shall be reduced by the amount of Employer contributions and Forfeitures allocated on behalf of the Participant under any other defined contribution plan in the Aggregation Group for the Plan Year.

         12.5. Termination of Top-Heavy Status. If the Plan has been determined
               -------------------------------
to be a Top-Heavy Plan for one or more Plan Years and thereafter ceases to be a Top-Heavy Plan, the provisions of this ARTICLE XII shall cease to apply to such Plan effective as of the Determination Date on which the Plan is not a Top-Heavy Plan.


                                  ARTICLE XIII
                                  ------------

                        ADOPTION AND WITHDRAWAL FROM PLAN


         13.1. Procedure for Adoption. Any Employer and certain unrelated
               ----------------------
companies (as provided in Section 13.3) may adopt the Plan for the benefit of their Employees as of a date specified. No such adoption shall be effective until such adoption has been approved by the Administrative Committee. Notwithstanding any term or provision of the Plan to the contrary (including, but not limited to, terms and conditions concerning Vesting Service, Eligibility Service, Compensation and amount of retirement benefits), the terms and provisions as may be imposed with respect to such Employer Employers and their Employees in an applicable supplement or appendix to the Plan shall govern. Any Employer who adopts the Plan in accordance with this Section or Section 13.3 agrees to be bound by all the terms, provisions, conditions and limitations of the Plan and the accompanying Trust Agreement which are pertinent to any entity defined as an "Employer" in the Plan with respect to its Eligible Employees under the Plan. Such Employer further agrees that the Administrative Committee and the Investment Committee shall act for the Employer and its Eligible Employees under the provisions of the Plan. Such Employer further agrees to furnish from time to time such information with reference to its Eligible Employees as may be required by the Administrative Committee or the Investment Committee.

         13.2. Procedure for Withdrawal. Any Employer (other than the Company)
               ------------------------
may, with the consent of the Company, and subject to such conditions as may be imposed by the Company, terminate its adoption of the Plan. Upon discontinuance of an Employer's participation in the Plan, the Trustee shall cause a determination to be made of the equitable part of the Plan assets held on account of Participants of the withdrawing Employer and their Beneficiaries. The Administrative Committee shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing Employer. Such withdrawing Employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to Plan assets. The plan of the withdrawing Employer shall, until amended by the withdrawing Employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing Employer the words "Employer," "Employers," and "Company" shall thereafter be considered to refer only to the withdrawing Employer. Any discontinuance of participation by an Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing Employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he or she would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this Section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

         13.3. Adoption of Plan by Unrelated Employers. The Company may
               ---------------------------------------
authorize companies that are not Commonly Controlled Entities with respect to the Company to adopt the Plan. Such authorization may extend to an individual company or to a group of related companies. Any such company that is authorized to adopt the Plan for the benefit of its employees shall do so in accordance with Section 13.1. For purposes of such adoption and for purposes of its participation in the Plan, any such company shall be deemed to be an "Employer" hereunder and shall be subject to all terms of the Plan applicable to an Employer.

         IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Plan to be executed on the __________ day of _______________________, 2000.

                                                       EDWARDS LIFESCIENCES
                                                       CORPORATION


                                                       By:  _________________

                                                       Its:  ________________

ATTEST:



------------------------------------



                                 ACKNOWLEDGMENT

         The undersigned, as Secretary of the Administrative Committee under the Edwards Lifesciences 401(k) Savings and Investment Plan and on behalf of the other members of such Committee, acknowledges receipt of the foregoing amendment instrument and approves thereof.

Dated this _____ day of ______________________, 2000.

                                     ADMINISTRATIVE COMMITTEE

                                                under

                                     EDWARDS LIFESCIENCES CORPORATION
                                     401(k) SAVINGS AND INVESTMENT PLAN


                                     By:  ___________________________________

                                     Its Secretary as Aforesaid